Exhibit T3C
BALLY TOTAL FITNESS HOLDING CORPORATION,
as Issuer
THE GUARANTORS PARTY HERETO,
as Guarantors
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
INDENTURE
Dated as of                     , 2007
12-3/8% SENIOR SECURED NOTES DUE 2011

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1	Definitions
Section 1.2	Other Definitions
Section 1.3	Compliance Certificates and Opinions
Section 1.4	Form of Documents Delivered to Trustee
Section 1.5	Acts of Holders
Section 1.6	Notices, etc., to Trustee and the Company
Section 1.7	Notice to Holders; Waiver
Section 1.8	Conflict with Trust Indenture Act
Section 1.9	Effect of Headings and Table of Contents
Section 1.10	Successors and Assigns
Section 1.11	Separability Clause
Section 1.12	Benefits of Indenture
Section 1.13	Governing Law
Section 1.14	Legal Holidays
Section 1.15	Schedules
Section 1.16	Counterparts
Section 1.17	No Recourse against Others

ARTICLE II SECURITY FORMS

Section 2.1	Forms Generally
Section 2.2	Form of Face of Notes
Section 2.3	Form of Reverse of Notes
Section 2.4	Form of Guarantee

ARTICLE III THE NOTES

Section 3.1	Title and Terms
Section 3.2	Denominations
Section 3.3	Execution, Authentication, Delivery and Dating
Section 3.4	Temporary Notes
Section 3.5	Registration, Registration of Transfer and Exchange
Section 3.6	Book-Entry Provisions for Global Notes
Section 3.7	Mutilated, Destroyed, Lost and Stolen Notes
Section 3.8	Payment of Interest; Interest Rights Preserved
Section 3.9	CUSIP Numbers
Section 3.10	Persons Deemed Owners
Section 3.11	Cancellation
Section 3.12	Computation of Interest

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ARTICLE IV DEFEASANCE AND COVENANT DEFEASANCE

Section 4.1	Company’s Option to Effect Defeasance or Covenant Defeasance
Section 4.2	Defeasance and Discharge
Section 4.3	Covenant Defeasance
Section 4.4	Conditions to Defeasance or Covenant Defeasance
Section 4.5	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions
Section 4.6	Reinstatement

ARTICLE V REMEDIES

Section 5.1	Events of Default
Section 5.2	Acceleration of Maturity; Rescission and Annulment
Section 5.3	Collection of Indebtedness and Suits for Enforcement by Trustee
Section 5.4	Trustee May File Proofs of Claim
Section 5.5	Trustee May Enforce Claims without Possession of Notes
Section 5.6	Application of Money Collected
Section 5.7	Limitation on Suits
Section 5.8	Unconditional Right of Holders to Receive Principal, Premium and Interest
Section 5.9	Restoration of Rights and Remedies
Section 5.10	Rights and Remedies Cumulative
Section 5.11	Delay or Omission Not Waiver
Section 5.12	Control by Holders
Section 5.13	Waiver of Past Defaults
Section 5.14	Undertaking for Costs
Section 5.15	Waiver of Stay, Extension or Usury Laws
Section 5.16	Remedies Subject to Applicable Law

ARTICLE VI THE TRUSTEE

Section 6.1	Duties of Trustee
Section 6.2	Notice of Defaults
Section 6.3	Certain Rights of Trustee
Section 6.4	Trustee Not Responsible for Recitals, Dispositions of Notes or Application of Proceeds Thereof
Section 6.5	Trustee and Agents May Hold Notes; Collections; etc.
Section 6.6	Money Held in Trust
Section 6.7	Compensation and Indemnification of Trustee and Its Prior Claim
Section 6.8	Conflicting Interests
Section 6.9	Trustee Eligibility
Section 6.10	Resignation and Removal; Appointment of Successor Trustee
Section 6.11	Acceptance of Appointment by Successor
Section 6.12	Merger, Conversion, Consolidation or Succession to Business
Section 6.13	Preferential Collection of Claims Against Company

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ARTICLE VII HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.1	Company to Furnish Trustee Names and Addresses of Holders
Section 7.2	Disclosure of Names and Addresses of Holders
Section 7.3	Reports by Trustee
Section 7.4	Reports by Company

ARTICLE VIII MERGER, CONSOLIDATION OR SALE OF ASSETS

Section 8.1	Company May Merge, Consolidate, etc., Only on Certain Terms
Section 8.2	Successor Substituted

ARTICLE IX SUPPLEMENTAL INDENTURES

Section 9.1	Supplemental Indentures and Agreements without Consent of Holders
Section 9.2	Supplemental Indentures and Agreements with Consent of Holders
Section 9.3	Execution of Supplemental Indentures and Agreements
Section 9.4	Effect of Supplemental Indentures
Section 9.5	Conformity with Trust Indenture Act
Section 9.6	Reference in Notes to Supplemental Indentures
Section 9.7	Notice of Supplemental Indentures

ARTICLE X COVENANTS

Section 10.1	Payment of Principal, Premium and Interest
Section 10.2	Maintenance of Office or Agency
Section 10.3	Money for Note Payments to Be Held in Trust
Section 10.4	Corporate Existence
Section 10.5	Payment of Taxes and Other Claims
Section 10.6	Maintenance of Properties
Section 10.7	Insurance
Section 10.8	Incurrence of Indebtedness
Section 10.9	Restricted Payments
Section 10.10	Transactions with Affiliates
Section 10.11	Liens
Section 10.12	Asset Sales
Section 10.13	Purchase of Notes upon a Change of Control
Section 10.14	Preferred Stock of Subsidiaries
Section 10.15	Dividend and Other Payment Restrictions Affecting Subsidiaries
Section 10.16	Unrestricted Subsidiaries
Section 10.17	Additional Subsidiary Guarantees
Section 10.18	Statement by Officers as to Default
Section 10.19	Waiver of Certain Covenants
Section 10.20	Perfection of Security Interests
Section 10.21	Consummation of Plan of Reorganization

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ARTICLE XI REDEMPTION OF NOTES

Section 11.1	Rights of Redemption
Section 11.2	Applicability of Article
Section 11.3	Election to Redeem; Notice to Trustee
Section 11.4	Selection by Trustee of Notes to Be Redeemed
Section 11.5	Notice of Redemption
Section 11.6	Deposit of Redemption Price
Section 11.7	Notes Payable on Redemption Date
Section 11.8	Notes Redeemed or Purchased in Part

ARTICLE XII SATISFACTION AND DISCHARGE

Section 12.1	Satisfaction and Discharge of Indenture
Section 12.2	Application of Trust Money

ARTICLE XIII GUARANTEE

Section 13.1	Unconditional Guarantee
Section 13.2	Severability
Section 13.3	Limitation of Guarantor’s Liability
Section 13.4	Release of Guarantor
Section 13.5	Contribution
Section 13.6	Waiver of Subrogation
Section 13.7	Execution of Guarantee
Section 13.8	Waiver of Stay, Extension or Usury Laws

ARTICLE XIV SECURITY ARRANGEMENTS

Section 14.1	Collateral and Security Documents
Section 14.2	Release of Collateral
Section 14.3	Opinions as to Recording
Section 14.4	Further Assurances and Security
Section 14.5	Authorization of Actions to be Taken by Collateral Agent Under the Security Documents
Section 14.6	Authorization of Receipt of Funds by the Trustee under the Security Documents
Section 14.7	Covenants of Collateral Agent with Respect to the Credit Agreement

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     INDENTURE dated as of ___, 2007 between BALLY TOTAL FITNESS HOLDING CORPORATION, a Delaware corporation (as more fully defined below, the “Company”), the Guarantors (as more fully defined below, the “Guarantors”) listed on Schedule A hereto and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).
RECITALS
     WHEREAS, the Company and certain of its Subsidiaries filed for reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”); and
     WHEREAS by order, dated ___, 2007, the Bankruptcy Court has confirmed the Company’s plan of reorganization (the “Plan”) in accordance with Section 1129 of the Bankruptcy Code and such Plan has become effective as of ___, 2007; and
     WHEREAS, as part of the Plan, the Company has agreed, inter alia, to issue $247,337,500 aggregate principal amount of 12-3/8% Senior Secured Notes due 2011 (the “Notes”) to Holders of the Company’s outstanding 10-1/2% Senior Notes due 2011 (the “Old Notes”) in exchange for all of the Company’s Old Notes and the related obligations thereunder; and
     WHEREAS, all acts and things necessary have been done to make (i) the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company and (ii) this Indenture a valid agreement of the Company in accordance with the terms of this Indenture.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     Section 1.1 Definitions.
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
     (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
     (d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
     (e) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America;
     (f) all references herein to particular Sections or Articles refer to this Indenture unless otherwise so indicated; and
     (g) the word “or” is not exclusive and the word “including” means including without limitation.
     The following terms shall have the meanings set forth in this Section.
     “Acquired Debt” means Indebtedness of a Person: (i) existing at the time that Person becomes a Subsidiary or merges with or into or consolidates with the Company or any Subsidiary, or (ii) assumed in connection with the acquisition of assets from that Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary, as the case may be.
     “Additional Notes” means 12-3/8% Senior Secured Notes due 2011 issued after the Issue Date pursuant to Article II and in compliance with Section 10.8.
     “Adjusted Consolidated Interest Expense” of any Person means, without duplication, for any period, as applied to any Person, the sum of: (a) the interest expense of such Person and its Consolidated Subsidiaries (exclusive of deferred financing fees and any premiums or penalties paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity) for such period, on a Consolidated basis, including without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, and (iv) accrued interest, plus (b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid, or accrued by such Person during such period, plus (c) all capitalized interest of such Person and its Consolidated Subsidiaries, in each case as determined in accordance with GAAP consistently applied.
     “Affiliate” means, with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person’s Capital Stock or beneficial equity interest in such Person (if such Person is a real estate investment trust), or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or (iii) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries; or (iii) any other properties or assets of the Company or any Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets: (A) that is governed by the provisions of Article VIII, (B) that is between or among the Company and its Subsidiaries in accordance with the terms of the Indenture, (C) that is of obsolete equipment or other obsolete assets in the ordinary course of business, (D) that constitutes a Restricted Payment that is permitted by the provisions of Section 10.9, including the making of a Permitted Investment (other than pursuant to clause (v) of the definition of “Permitted Investment”), or (E) the Fair Market Value of which in the aggregate does not exceed $1,000,000 in any transaction or series of related transactions.
     “Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing: (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment; by (ii) the sum of all such principal payments.
     “Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Book-Entry Note” means any Note bearing the legend specified in Section 2.2 evidencing all or part of a series of Notes, authenticated and delivered to the Depository for such series or its nominee, and registered in the name of such Depository or nominee.
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or the city in which the principal office of the Trustee is located are authorized or obligated by law or executive order to close.

     “Capital Lease Obligation” of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.
     “Capital Stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests, whether general or limited; and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Cash Equivalents” means: (i) Temporary Cash Investments; (ii) securities received by the Company or any Subsidiary from the transferee in an Asset Sale that are promptly converted by the Company or such Subsidiary into cash; (iii) the assumption of Indebtedness or other obligations or liabilities of the Company or any Subsidiary in connection with an Asset Sale and from which the Company or such Subsidiary is released; and (iv) in connection with an Asset Sale to a Person where the assets sold, issued, conveyed, transferred, leased or otherwise disposed of are included in a business which will be a party to the Franchise Program, the net present value of payments by such Person pursuant to the Franchise Program as calculated and certified by the chief financial officer of the Company.
     “Change of Control” means the occurrence of any of the following events: (i) any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, or any successor provision) other than Permitted Holders is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the total outstanding Voting Stock of the Company; (ii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than (A) any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company), (B) or where the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock, or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described in Section 10.9 (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described in Section 10.9), and (C) where no “person” or “group” other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than a majority of the total outstanding Voting Stock of the surviving corporation; or (iii) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described in Article VIII.

     “Collateral” means the collective reference to all assets, whether now owned or hereafter acquired, upon which a lien is created or granted from time to time pursuant to any Security Document.
     “Collateral Agency Agreement” means that certain Collateral Agency Agreement by and among the Company, the Subsidiaries of the Company party thereto, the Collateral Agent and the Trustee.
     “Collateral Agent” means the Trustee, in its capacity as collateral agent under the Security Documents, until a successor collateral agent shall have become such pursuant to the Security Documents, and thereafter “Collateral Agent” shall mean such successor collateral agent.
     “Company” means Bally Total Fitness Holding Corporation, a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by (i) any of its Chairman of the Board, its Vice Chairman, its President or a Vice President (regardless of Vice Presidential designation) or Treasurer, and (ii) any one of its Assistant Treasurers, its Secretary or any Assistant Secretary, and delivered to the Trustee, provided, however, that such request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors and one officer pursuant to clause (ii) above.
     “Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of EBITDA to the sum of Adjusted Consolidated Interest Expense for such period and cash dividends paid on any Preferred Stock of such Person during such period; provided that: (i) in making such computation, the Adjusted Consolidated Interest Expense attributable to interest on any Indebtedness shall be computed on a pro forma basis, and (A) where such Indebtedness was outstanding during the period and bore a floating interest rate, interest shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, and (B) where such Indebtedness was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying at the option of the Company, either the fixed or floating rates and (ii) in making such computation, the Adjusted Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.
     “Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Subsidiaries for such period as determined in accordance with GAAP.
     “Consolidated Net Income (Loss)” of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains or losses (exclusive of all fees and expenses relating thereto), (ii) the portion of net income (or loss) of such Person and its Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Subsidiaries, (iii) net income (or loss) of any Person combined with such Person or any of its Subsidiaries on a “pooling of interests” basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains (or losses) (except for all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, (vi) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (vii) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of such Person, (viii) transaction costs charged in connection with the Refinancing, or (ix) amortization of intangible assets of such Person and its Subsidiaries on a consolidated basis under GAAP.
     “Consolidated Non-Cash Charges” of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).
     “Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” shall have a similar meaning.
     “Corporate Trust Office” means the office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at 180 East 5th Street, St. Paul, Minnesota 55101, Attention: Corporate Finance.
     “Credit Agreement” means ___, including any guarantees, instruments and collateral security documents delivered in connection therewith and any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications thereto, in whole or in part (including, without limitation, any successive amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing), whether or not with the same lenders.
     “Default” means any event which is, or after notice or passage of any time or both would be, an Event of Default.
     “Depository” means, with respect to the Notes issued in the form of one or more Book-Entry Notes, The Depository Trust Company (“DTC”), its nominees and successors, or another

Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.
     “Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.
     “Domestic Subsidiary” means a Subsidiary incorporated or otherwise organized and existing under the laws of the United States and any state thereof.
     “EBITDA” means the sum of Consolidated Net Income, Adjusted Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash Charges deducted in computing Consolidated Net Income, in each case, for such period, of the Company and its Subsidiaries on a Consolidated basis, all determined in accordance with GAAP consistently applied.
     “Event of Default” has the meaning specified in Article V.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor statute.
     “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a Board Resolution.
     “Franchise Program” means the program under which the Company and/or its Subsidiaries grant franchises to third parties which require franchisees, among other things, to pay fees to the Company and/or its Subsidiaries, and which, among other things, grants to the franchisee the right to receive training from the Company or its Subsidiaries or sell memberships to use facilities of the franchisee and the Company or its Subsidiaries. The Franchise Program may include the conversion of facilities owned by the Company or its Subsidiaries to franchise facilities and includes such a program as it may be amended, renewed, extended, substituted, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewal, extension, substitution, restructuring, replacement, supplementation or other modification of the foregoing).
     “Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, which are in effect on July 2, 2003.
     “Global Notes” means one or more securities evidencing all or a part of the Notes to be issued as Book-Entry Notes issued to the Depository in accordance with this Indenture.
     “Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of “Indebtedness” contained in this Section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor, or (v) otherwise to assure a creditor against loss; provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business or guarantees of operating leases.
     “Guarantor” means: (1) each of the Guarantors listed on Schedule A hereto; and (2) each of the Company’s Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.
     “Holder” means a Person in whose name a Note is registered in the Note Register.
     “Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability which constitutes Indebtedness of the types referred to in clauses (i) through (viii) above. For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.
     “Indenture” means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.
     “Indenture Obligations” means the obligations of the Company and any other obligor on the Indenture or under the Notes to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the Notes, according to the terms thereof.
     “Intercreditor Agent” means ___or any person whom it may designate, as provided in the Intercreditor Agreement.
     “Intercreditor Agreement” means an Intercreditor Agreement between the Company and ___as agent for itself and other lenders pursuant to the Credit Agreement, and the Collateral Agent as agent for the Trustee and the Holders, in substantially the form attached hereto as Exhibit A.
     “Interest Payment Date” means the Stated Maturity of a regular installment of interest on the Notes.
     “Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.
     “Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership (other than ownership obtained without making, or becoming liable, directly or indirectly, contingent or otherwise, for the making of, any advance, loan (or the forgiveness thereof), payment, extension of credit or capital contribution in connection therewith), by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.
     “Issue Date” means the date on which Securities are first issued under this Indenture.
     “Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.
     “Maturity” means, when used with respect to any Note, the date on which the principal of such Note becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Offer Date, the Change of Control Purchase Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.
     “Mortgages” means the mortgages granted pursuant to the Security Documents on certain of the real property owned or leased by the Company or the Guarantors.
     “Moody’s” means Moody’s Investors Service, Inc. or any successor rating agency.
     “Net Cash Proceeds” means (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale other than Indebtedness described in clause (i) of the definition of Permitted Indebtedness, (iv) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee, and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to in Section 10.9, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary), net of attorneys’ fees, accountants’ fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
     “New Subordinated Notes” means collectively (i) the 13-5/8%/12% Subordinated Toggle Notes due 2013 issued pursuant to the Indenture dated as of ___, 2007, between the Company and U.S. Bank Trust National Association, as Trustee, in an original aggregate principal amount equal to the sum of $80,000,000 to be issued to the Class 6A Creditors under the Plan and an additional aggregate principal amount to be issued to the Class 6B-1 Creditors under the Plan, (ii) the 13-5/8%/12% Junior Subordinated Toggle Notes due 2013 issued pursuant to the Indenture dated as of ___, 2007 between the Company and U.S. Bank Trust National Association, as Trustee, in an original aggregate principal amount equal to the sum of $70,000,000, to be issued to the Class 6A Creditors under the Plan and an additional aggregate principal amount to be issued to the Class 6B-1 Creditors under the Plan, (iii) the 13-5/8%/12% Senior Subordinated Toggle Notes due 2013, to be issued pursuant to the Indenture, dated___, 2007, between the Company and U.S. Bank Trust National Association, as Trustee, to be issued pursuant to a Rights Offering under the Plan in an original aggregate principal amount equal to the sum of $90,000,000 and an additional aggregate principal amount to be offered to the Class 6B-1 Creditors under the Plan, (iv) additional 13-5/8%/12% Senior Subordinated Toggle Notes due 2013 that may be issued from time to time after the Issue Date, in an original aggregate principal amount not to exceed $90,000,000, and (v) all additional pay-in-kind New Subordinated Notes issued in respect of interest on any of the foregoing.
     “Non-Guarantor Subsidiary” means H&T Receivables Funding, Bally ARA Corporation, Lincoln Indemnity Company and any other Wholly Owned Subsidiary of the Company whose sole activity is engaging in receivables financing transactions or real estate financing transactions and which Subsidiaries incur no Indebtedness other than Indebtedness directly related to such receivables or real estate financing transactions.
     “Notes” has the meaning specified in the first recital of this Indenture.
     “Obligations” means any and all obligations with respect to the payment of (a) any principal of or interest (including interest accruing on or after the commencement of any insolvency, bankruptcy or liquidation proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, (b) any fees, indemnification obligations, damages, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness and (c) any obligation to post cash collateral in respect of letters of credit and any other obligations.
     “Officers’ Certificate” means a certificate signed by any of (i) the Chairman of the Board, Vice Chairman, President or a Vice President (regardless of Vice Presidential designation) or Treasurer, and (ii) by any one of its Assistant Treasurers, its Secretary or any Assistant Secretary, of the Company, and delivered to the Trustee, provided, however, that such certificate may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors and one officer pursuant to clause (ii) above.
     “Opinion of Counsel” means a written opinion of qualified legal counsel, who may be counsel for the Company or the Trustee, and who shall be reasonably acceptable to the Trustee, including but not limited to an Opinion of Independent Counsel.
     “Opinion of Independent Counsel” means a written opinion by qualified legal counsel who is not an employee or consultant of the Company and who shall be reasonably acceptable to the Trustee.

     “Outstanding” when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
     (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
     (b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;
     (c) Notes, except to the extent provided in Sections 4.2 and 4.3, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article IV; and
     (d) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee and Company proof reasonably satisfactory to each of them that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor on the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so as to act with respect to such Notes and that the pledgee is not the Company or any other obligor on the Notes or any Affiliate of the Company or such other obligor.
     “Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Notes on behalf of the Company.
     “Permitted Holders” means (i) any of Tennenbaum Capital Partners, LLC, The Anschutz Company and Goldman Sachs & Co., and their respective Affiliates, including, one or more investment funds controlled, managed or advised by any of them and (ii) any person that forms a group (within meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Person mentioned in clause (i), provided that, in the case of clause (ii), a Person or Persons listed in clause (i) owns a majority of the voting power of such group.

     “Permitted Indebtedness” means:
     (i) Indebtedness under the Credit Agreement in an aggregate principal amount not to exceed, whichever amount is greater, (a) $292.0 million or (b) $115.0 million plus 80% of the net book value of the consolidated accounts receivable of the Company and its Subsidiaries, calculated in accordance with GAAP, in each case minus any permanent reductions of the amounts outstanding under the Credit Agreement as a result of repayment of such Indebtedness pursuant to Section 10.12 occurring after June 15, 2007 that permanently reduce the commitments thereunder;
     (ii) Indebtedness of the Company (a) represented by the Notes, or (b) that is incurred, in any amount, and in whole or in part, to (1) redeem all of the Notes outstanding as described herein, or (2) effect a complete defeasance or a covenant defeasance thereof as described herein; provided, in either case, that any Indebtedness incurred under this subclause (b) is actually applied in accordance with the applicable redemption or defeasance provision of this Indenture;
     (iii) Indebtedness of the Company outstanding on the Issue Date (other than Indebtedness incurred under clauses (i), (ii) and (ix) hereunder);
     (iv) Indebtedness of the Company owing to a Subsidiary; provided that any Indebtedness of the Company owing to a Subsidiary is made pursuant to an intercompany note and is expressly subordinated in right of payment to the payment and performance of the Company’s obligations under the Notes, and, upon an Event of Default, such Indebtedness shall not be due and payable until such Event of Default is cured, waived or rescinded; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (iv);
     (v) obligations of the Company entered into in the ordinary course of business pursuant to Interest Rate Agreements designed to protect the Company against fluctuations in interest rates in respect of Indebtedness of the Company as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding to which the Interest Rate Agreements apply;
     (vi) Indebtedness of the Company represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition, improvement or development of real or tangible personal, movable or immovable, property or equipment in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company and any refinancings of such Indebtedness made in accordance with subclauses (a), (b) and (c) of clause (xi) below, in an aggregate principal amount pursuant to this clause (vi) not to exceed $100,000,000 outstanding at any time; provided that Indebtedness of the Company represented by Capital Lease Obligations incurred under this clause (vi) may not exceed $50,000,000 in aggregate principal amount at any one time outstanding; and provided that the principal amount of any Indebtedness permitted under this clause (vi) did not in each case at the time of incurrence exceed the cost of the acquired or constructed asset or improvement so financed;
     (vii) Indebtedness of the Company in respect of performance bonds, surety bonds and replevin bonds provided by the Company in the ordinary course of business;
     (viii) other Indebtedness of the Company that does not exceed $50,000,000 in the aggregate at any one time outstanding;
     (ix) Indebtedness represented by the New Subordinated Notes;
     (x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other financial instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within four Business Days of its incurrence;
     (xi) any amendments (solely as to Indebtedness described in clause (ix) of this definition of “Permitted Indebtedness”), renewals, extensions, substitutions, refundings or refinancings (collectively, a “refinancing”) of any Indebtedness described in clauses (iii), (vi) and (ix) of this definition of “Permitted Indebtedness”, including any successive refinancings (a) so long as the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Indebtedness being refinanced, (b) the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing by an amount greater than the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing, (c)(A) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Notes at least to the same extent as the Indebtedness being refinanced and (B) in the case of Senior Debt or Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness and (d) in the case of Indebtedness described in clause (ix) of this definition of “Permitted Indebtedness,” the interest provisions of any refinancing are no more favorable to the holders thereof than the interest payment provision of the Subordinated Notes as in effect on the Issue Date; and
     (xii) Indebtedness of the Company used to make any Permitted Payment set forth in clause (vi) of the definition of “Permitted Payments”; provided, that the Senior Leverage Ratio for the most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which the additional Indebtedness is incurred, taken as one period, does not exceed 2.75 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom).

     “Permitted Investment” means: (i) Investments in any Subsidiary or any Person which, as a result of such Investment, (a) becomes a Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Subsidiary; (ii) Indebtedness of the Company described under clause (iv) of the definition of “Permitted Indebtedness”; (iii) Investments in any of the Notes and Investments represented by guarantees that are otherwise permitted by the Indenture; (iv) Temporary Cash Investments; (v) Investments acquired by the Company or any Subsidiary in connection with an Asset Sale permitted under Section 10.12 to the extent such Investments are non-cash proceeds as permitted under such covenant; (vi) Investments in existence on the Issue Date; (vii) Investments in the aggregate amount of $5,000,000 to purchase Capital Stock of any Subsidiary; (viii) any advance, loan (including guarantees) or other extension of credit to any Person who purchases or acquires assets of the Company or any Subsidiaries which are to be included in a business which will be or is a party to the Franchise Program, limited to the purchase or acquisition price of such assets; and (ix) any other Investments in joint ventures, partnerships, real estate investment trusts or other Persons reasonably related or complementary to the business of the Company on the date hereof in an aggregate amount not greater than $25,000,000 at any one time outstanding. In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value (as determined by the Board of Directors) at the time of Investment.
     “Permitted Liens” means the following types of Liens:
     (i) Liens for taxes, assessments, governmental charges or levies either (a) not yet delinquent, or (b) the validity of which is being contested in good faith in an appropriate manner diligently pursued and as to which adequate reserves for the unpaid amount shall have been set aside in conformity with GAAP;
     (ii) materialmen’s, mechanics’, landlord’s, workmen’s, repairmen’s, employees’ or other like liens arising in the ordinary course of business to secure obligations not yet delinquent or being contested in good faith and as to which adequate reserves for the unpaid amount shall have been set aside in conformity with GAAP or as to which adequate bonds or insurance shall have been obtained;
     (iii) deposits or pledges to secure the payment of, or to secure the Company’s or any Subsidiaries’ obligations with respect to letters of credit that secure the payment of workers’ compensation, unemployment insurance, social security or other retirements benefits or obligations (exclusive of liens arising under ERISA) or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds, and other obligations of a like nature incurred in the ordinary course of business;
     (iv) judgment Liens not giving rise to an Event of Default;
     (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or of any of its Subsidiaries;

     (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;
     (vii) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;
     (viii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and setoff;
     (ix) Liens securing Interest Rate Agreements which Interest Rate Agreements relate to Indebtedness that is otherwise permitted under this Indenture;
     (x) Liens securing Acquired Debt incurred in accordance with Section 10.8; provided that: (a) such Liens secured such Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Company or a Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Debt by the Company or a Subsidiary; and (b) such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of the Company or a Subsidiary and are no more favorable to the lienholders than those securing the Acquired Debt prior to the incurrence of such Acquired Debt by the Company or a Subsidiary;
     (xi) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries;
     (xii) banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;
     (xiii) Liens arising from filing Uniform Commercial Code financing statements regarding leases;
     (xiv) Liens related to credit card processing agreements and cash management obligations in the ordinary course of business, including any guarantees thereof by the Company or any Subsidiary;
     (xv) non-monetary Liens which do not have an adverse effect on the value or use of the property subject to such Liens;
     (xvi) Liens securing Indebtedness permitted by Section 10.8 that is incurred in connection with a Person becoming a Subsidiary or in connection with the acquisition of assets that constitute a business; provided, that the amount of such Indebtedness to be secured by this clause (xvi) shall, at the time such Indebtedness is incurred, not exceed an amount equal to 1.5 times the EBITDA of such Person or acquired business for the mostly recently ended four fiscal quarters for which internal financial statements of such Person or acquired business are available; and
     (xvii) additional Liens not to exceed $10,000,000 at any one time.
     “Permitted Subsidiary Indebtedness” means:
     (i) Indebtedness of a Subsidiary owing to the Company or another Subsidiary; provided that such Indebtedness is made pursuant to an intercompany note, and, upon an Event of Default, all amounts owing pursuant to such Indebtedness are immediately due and payable; and provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or a Subsidiary) shall be an incurrence of such Indebtedness by the obligor not within the definition of “Permitted Subsidiary Indebtedness” pursuant to this clause (i), and (b) any transaction pursuant to which any Subsidiary ceases to be a Subsidiary shall be deemed to be the incurrence of Indebtedness by such Subsidiary that is not within the definition of “Permitted Subsidiary Indebtedness” pursuant to this clause (i);
     (ii) Indebtedness of a Subsidiary represented by Indebtedness which would be permitted by clause (i), (iii), (v), (vi), (vii), (viii), (ix), (x) or (xi) of the definition of “Permitted Indebtedness” if incurred by the Company;
     (iii) Acquired Debt of a Subsidiary that would be permitted to be incurred by the Company if such Acquired Debt were being incurred by the Company,
     (iv) Guarantees of the Notes and guarantees of Senior Debt of the Company; and
     (v) guarantees of Indebtedness of Affiliates provided that the Investment in such Affiliate complies with the limitations set forth in Section 10.9 or constitutes a Permitted Investment.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Physical Certificates” means Securities other than Book-Entry Securities.
     “Plan” has the meaning assigned to it in the preamble of this Indenture.
     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.8 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed, or stolen Note.

     “Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.
     “Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Company and its Subsidiaries and any additions and accessions thereto, which are purchased at any time after the Notes are issued; provided that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a “Purchase Money Security Agreement”) shall be entered into within 270 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby, be increased, except in connection with the purchase of additions and accession thereto and except in respect of fees and other obligations in respect of such Indebtedness, and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company and its Subsidiaries of the assets subject thereto, or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.
     “Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.
     “Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of any event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.
     “Redemption Date” when used with respect to any Note to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price” when used with respect to any Note to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture.
     “Regular Record Date” for the interest payable on any Interest Payment Date means ___or ___, as the case may be (whether or not a Business Day), immediately preceding such Interest Payment Date.
     “Responsible Officer” when used with respect to the Trustee means any officer assigned to the Corporate Trust Office of the Trustee or any agent of the Trustee appointed hereunder, including the chairman or vice chairman of the board of directors or the executive committee of the board of directors, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers or any other officer appointed hereunder to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.
     “S&P” means Standard and Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.
     “Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or a Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.
     “SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if, at any time after the execution of this Indenture, the SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute.
     “Security Agreement” means the Security Agreement by and among the Company, the Guarantors and the Collateral Agent in substantially the form attached hereto as Exhibit E.
     “Security Documents” means the Security Agreement, the Mortgages and any other document or agreement that secures the Notes or the Subsidiary Guarantees.
     “Senior Debt” means all Indebtedness of the Company and its Subsidiaries on a Consolidated basis which is not Subordinated Indebtedness, including without limitation the Notes and the Guarantees, Indebtedness arising under the Credit Agreement and guarantees thereof.
     “Senior Leverage Ratio” means with respect to the Company and its Subsidiaries on a Consolidated basis for the most recently ended four full fiscal quarters twelve month period for which financial statements are available, the ratio of (a) Senior Debt of the Company and its Subsidiaries on a Consolidated basis on the last day of such period to (b) EBITDA for such period.
     “Senior Secured Debt” means Senior Debt that is secured by a Lien permitted by Section 10.11.
     “Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.8.
     “Stated Maturity” when used with respect to any Indebtedness or any installment of interest thereon means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.
     “Subordinated Indebtedness” means Indebtedness of the Company which is by its terms expressly subordinated in right of payment to the Notes.
     “Subsidiary” means any Person, a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries; provided that any Unrestricted Subsidiary shall not be deemed a Subsidiary under the Indenture.
     “Temporary Cash Investments” means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit (or, with respect to non-U.S. banking institutions, similar instruments) maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System or a commercial banking institution organized and located in a country recognized by the United States of America, in each case, that has combined capital and surplus and undivided profits of not less than $500,000,000 (or the foreign currency equivalent thereof), whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or any successor rating agency or “A-1” (or higher) according to S&P or any successor rating agency, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, (iv) any money market deposit accounts or demand deposit accounts issued or offered by a domestic commercial bank or a commercial banking institution organized and located in a country recognized by the United States of America, in each case having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof); provided that the short-term debt of such commercial bank has a rating, at the time of investment, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, and (v) any other Investments, that at any one time do not exceed $100,000 in the aggregate, issued or offered by any domestic commercial bank or any commercial banking institution organized and located in a country recognized by the United States of America.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

     “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, or any successor statute. References to sections of the Trust Indenture Act include successor statute sections dealing with the same subject.
     “Unrestricted Subsidiary” means (i) BTFCC, Inc., (ii) BTF Canada Corporation, (iii) BTF Cincinnati Corporation, (iv) BTF Europe Corporation, (v) BTFF Corporation, (vi) BTF Indianapolis Corporation, (vii) BTF Minneapolis Corporation, (viii) Bally Real Estate I, LLC; (ix) any subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below), and (x) any subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any subsidiary of the Company (including any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) neither the Company nor any of its Subsidiaries provides credit support for Indebtedness of such Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (b) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness or the Credit Agreement, (c) any Investment by the Company in such Unrestricted Subsidiary made as a result of designating such subsidiary an Unrestricted Subsidiary shall not violate the provisions described under Section 10.16 and such Unrestricted Subsidiary is not party to any agreement, contract, arrangement or understanding at such time with the Company or any other subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such other subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed an Investment, and (d) such Unrestricted Subsidiary does not own any Capital Stock in any subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions and any Investment by the Company in such Unrestricted Subsidiary shall be deemed a Restricted Payment on the date of designation in an amount equal to the greater of (1) the net book value of such Investment or (2) the Fair Market Value of such Investment as determined in good faith by the Board of Directors. The Board of Directors may designate any Unrestricted Subsidiary as a Subsidiary; provided (i) that if such Unrestricted Subsidiary has any Indebtedness, that immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness or Permitted Subsidiary Indebtedness) pursuant to the restrictions under Section 10.8, and (ii) that all Indebtedness of such Subsidiary shall be deemed to be incurred on the date such Unrestricted Subsidiary becomes a Subsidiary.
     “Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (a) as to which neither the Company nor any Subsidiary is directly or indirectly liable (by virtue of the Company or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), and (b) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     “Voting Stock” means Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
     “Wholly Owned Subsidiary” means a Subsidiary all the Capital Stock of which (other than qualifying shares, if any) is owned by the Company or another Wholly Owned Subsidiary.
     Section 1.2 Other Definitions.

DEFINED IN
TERM	SECTION
“Act”	1.5

“Adjusted Net Assets”	13.5

“Agent Members”	3.6

“Audited 2007 Financials”	3.1

“Change of Control Offer”	10.13

“Change of Control Purchase Date”	10.13

“Change of Control Purchase Notice”	10.13

“Change of Control Purchase Price”	10.13

“Competitive Business”	7.4

“covenant defeasance”	4.3

“Defaulted Interest”	3.8

“defeasance”	4.2

“Defeasance Redemption Date”	4.4

“Defeased Notes”	4.1

“Excess Proceeds”	10.12

“First Priority Lien Obligations”	10.11

“Funding Guarantor”	13.5

	DEFINED IN
TERM	SECTION
“Global Notes”	2.1

“Guarantee”	13.1

“incur”	10.8

“MD&A”	7.4

“Non Confidential Information”	7.4

“Non Public Information”	7.4

“Note Amount”	10.12

“Note Register”	3.5

“Note Registrar”	3.5

“Offer”	10.12

“Offer Date”	10.12

“Offered Price”	10.12

“OID”	2.2	(b)

“OID Legend”	2.2	(b)

“Permitted Payment”	10.9

“Physical Notes”	3.6

“Recipient”	7.4

“refinancing”	10.9

“Restricted Payment”	10.9

“Senior Debt Amount”	10.12

“Senior Debt Offer”	10.12

“Special Payment Date”	3.8

“Surviving Entity”	8.1

“U.S. Government Obligations”	4.4

     Section 1.3 Compliance Certificates and Opinions.
     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and each other obligor on the Notes shall furnish to the Trustee an Officers’ Certificate in a form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel in a form and substance reasonably acceptable to the Trustee stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of any certificates and/or opinions is specifically required by any provision of this Indenture, relating to such particular application or request, no additional certificate or opinion need be furnished.
     Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (a) a statement to the effect that each individual or firm signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement to the effect that, in the opinion of each such individual or such firm, he has made such examination or investigation as is necessary to enable him or them to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.
     Section 1.4 Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to such matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company or other obligor on the Notes may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any certificate or opinion of such an officer or of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or other obligor on the Notes with respect to such factual matters and which contains a statement to the effect that the information with respect to such factual matters is in the possession of the Company or other obligor on the Notes, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required, and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.
     Any certificate or opinion of an officer of the Company or other obligor on the Notes may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of the Company, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his certificate or opinion may be based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent with respect to the Company.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Section 1.5 Acts of Holders.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
     (b) The ownership of Notes shall be proved by the Note Register.
     (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company or any other obligor on the Notes in reliance thereon, whether or not notation of such action is made upon such Note.
     (d) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     Section 1.6 Notices, etc., to Trustee and the Company.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:
     (a) the Trustee by any Holder or by the Company or any other obligor on the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, by first-class mail postage prepaid (return receipt requested) or delivered in person or by recognized overnight courier to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration or at any other address furnished in writing prior thereto to the Holders, the Company or any other obligor on the Notes by the Trustee; or
     (b) the Company shall be sufficient for every purpose (except as provided in Section 5.1(c)) hereunder if made, given, furnished or filed, in writing, by first-class mail postage prepaid (return receipt requested) or delivered in person or by recognized overnight courier, to or with the Company addressed to it at 8700 West Bryn Mawr Avenue, Chicago, Illinois 60633, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company.
     Section 1.7 Notice to Holders; Waiver.
     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.
     Section 1.8 Conflict with Trust Indenture Act.
     If and to the extent that any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
     Section 1.9 Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 1.10 Successors and Assigns.
     All covenants and agreements in this Indenture by the Company, the Guarantors and any other obligor on the Notes or Guarantees shall bind their successors and assigns, whether so expressed or not.
     Section 1.11 Separability Clause.
     In case any provision in this Indenture or in the Notes or Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 1.12 Benefits of Indenture.
     Nothing in this Indenture or in the Notes or Guarantees, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 1.13 Governing Law.
     THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF).

     Section 1.14 Legal Holidays.
     In any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at Maturity or the Stated Maturity, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, to the next succeeding Business Day.
     Section 1.15 Schedules.
     All schedules attached hereto are by this reference made a part with the same effect as if herein set forth in full.
     Section 1.16 Counterparts.
     This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
     Section 1.17 No Recourse against Others.
     A director, officer, employee or stockholder, as such, of the Company or a Guarantor shall not have any liability for any obligations of the Company or such Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of the Notes waives and releases all such liability. Such waiver may not be effective to waive liabilities under federal securities laws and it is the view of the SEC that such a waiver is against public policy.
ARTICLE II
SECURITY FORMS
     Section 2.1 Forms Generally.
     The Notes, the Guarantees and the Trustee’s certificate of authentication thereon shall be in substantially the forms set forth in this Article II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.
     The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.
     Notes shall be issued initially in the form of one or more permanent global Notes substantially in the form set forth in Section 2.2 and Section 2.3 deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided or on schedules to the Global Notes as hereafter provided.
     Section 2.2 Form of Face of Notes.
     (a) The form of the face of any Note authenticated and delivered hereunder shall be substantially as follows:
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.5 AND 3.6 OF THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     (b) Each Note, if issued with original issue discount, shall bear a legend in substantially the following form (the “OID Legend”).
THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) AS DEFINED IN SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. FOR INFORMATION REGARDING THE ISSUE DATE, THE ISSUE PRICE,

THE YIELD TO MATURITY AND THE AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT, OF THIS SECURITY PLEASE CONTACT THE COMPANY AT BALLY TOTAL FITNESS HOLDING CORPORATION, 8700 WEST BRYN MAWR AVENUE, CHICAGO, ILLINOIS 60633, ATTENTION: CHIEF FINANCIAL OFFICER

BALLY TOTAL FITNESS HOLDING CORPORATION
12-3/8% SENIOR SECURED NOTES DUE 2011

CUSIP NO.
No.	$
     Bally Total Fitness Holding Corporation, a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___or registered assigns, the principal sum of ___in United States dollars on July 15, 2011, at the office or agency of the Company referred to below, and to pay interest thereon in United States dollars from July 15, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on January 15 and July 15 in each year, commencing January 15, 2008, until the principal hereof is paid or duly provided for; provided that if the Company does not furnish to the Holders its annual financial statements in respect of the Company’s fiscal year ended December 31, 2007, together with a report thereon by the Company’s independent registered public accounting firm (the “Audited 2007 Financials”) pursuant to Section 7.4(a) of the Indenture (as defined below) by April 15, 2008, the interest rate will be increased on such date to 15 3/8% per annum until the first to occur of the delivery of the Audited 2007 Financials to the Holders or acceleration of the Notes.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or any Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be January 1 or July 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or any Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
     Payment of the principal of, premium, if any, and interest on, this Note, and exchange or transfer of the Note, will be made at the office or agency of the Company in The City of New York maintained for such purpose (which initially will be the Corporate Trust Office of the Trustee), or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers and its corporate seal to be affixed or reproduced hereon.

BALLY TOTAL FITNESS HOLDING CORPORATION

By:

Title:

Attest:

Authorized Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the 12-3/8% Senior Secured Notes due 2011 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signer

Dated:

OPTION OF HOLDER TO ELECT PURCHASE
     If you wish to have this Note purchased by the Company pursuant to Section 10.12 or Section 10.13, as applicable, of the Indenture, check the Box: [ ].
     If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.12 or Section 10.13 as applicable, of the Indenture, state the amount (in original principal amount): $___

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:
[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Notes Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Notes Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.]

     Section 2.3 Form of Reverse of Notes.
     The form of the reverse of the Notes shall be substantially as follows:
BALLY TOTAL FITNESS HOLDING CORPORATION
12-3/8% SENIOR SECURED NOTES DUE 2011
     This Note is one of a duly authorized issue of Notes of the Company designated as its 12-3/8% Senior Secured Notes due 2011 (herein called the “Notes”), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount at maturity limited to $___, issued under and subject to the terms of an indenture (as amended or supplemented from time to time the “Indenture”), dated as of ___, 2007, among the Company, the Guarantors party thereto and U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.
     The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Notes and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.
     Except as described below, the Notes are subject to redemption at any time on or after July 15, 2008, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days’ prior notice to the Holders by first-class mail, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning July 15 of the years indicated below:

REDEMPTION
YEAR	PRICE
2008	106.250%
2009	102.500%
2010 and thereafter	100.000%
     The Notes will also be redeemable, in whole or in part, at the Company’s option at any time or from time to time, prior to July 15, 2008 at the applicable Make-Whole Price (as defined below), in accordance with the provisions of the Indenture.
     “Make-Whole Price” with respect to any Notes to be redeemed, means an amount equal to the greater of:
     (1) 100% of the principal amount of such Notes; and

     (2) the sum of the present values of (a) the Redemption Price of such Notes at June 15, 2008 (as set forth above) and (b) the remaining scheduled payments of interest from the Redemption Date to July 15, 2008 (not including any portion of such payments of interest accrued as of the Redemption Date) discounted back to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points;
plus, in the case of both (1) and (2), accrued and unpaid interest on such Notes to the Redemption Date. Unless the Company defaults in payment of the Make-Whole Price, on and after the applicable Redemption Date, interest will cease to accrue on the Notes to be redeemed.
     “Comparable Treasury Issue” means, with respect to the Notes to be redeemed, the U.S. Treasury security selected by an Independent Investment Banker as having a maturity most nearly equal to the period from the Redemption Date to July 15, 2008, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities; provided if such period is less that one year, then the U.S. Treasury security having a maturity of one year shall be used.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
     “Independent Investment Banker” means ___or ___and their respective successors, at the Company’s option, or, if such firms or the successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
     “Reference Treasury Dealer” means ___or ___at the Company’s option, and three additional primary U.S. government securities dealers in New York City (each a “Primary Treasury Dealer”) selected by the Company, and its successors (provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a primary U.S. government securities dealer in New York City, the Company shall substitute therefor another Primary Treasury Dealer).
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
     “Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week in the most recently published statistical release designated “H.15(159)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.
     The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company will notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.
     If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.
     Upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder’s Notes in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer and in accordance with the procedures set forth in the Indenture.
     Under certain circumstances, in the event the Net Cash Proceeds received by the Company from any Asset Sale (which proceeds are not used to permanently repay any Senior Secured Debt or invested in properties or other assets that replace the properties and assets that were the subject of the Asset Sale or which will be used in the businesses of the Company or its Subsidiaries existing on the date of the Indenture or in businesses reasonably related or complementary thereto) exceeds a specified amount, the Company will be required to set aside such proceeds in a separate account pending an offer by the Company to apply such proceeds to the repayment of the Notes and certain unsecured Senior Debt.
     In the case of any redemption or repurchase of Notes in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.
     In the event of redemption or repurchase of this Note in accordance with the Indenture in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     The payment of principal of and interest, and premium, if any, on the Notes is secured by the Liens of the Security Documents pursuant to, and subject to the terms (including the provisions of Article XIV) of the Indenture, the Security Agreement and the other Security Documents.
     If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. The Notes are not entitled to the benefit of any sinking fund.
     The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture and the Notes at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and the Notes and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or any other obligor on the Note (in the event such other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Note at the times, place, and rate, and in the coin or currency, herein prescribed.
     If this Note is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     If this Note is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the Holder, may exchange this Note for a Book-Entry Note by instructing the Trustee (by completing the Transferee Certificate in the form in Appendix I) to arrange for such Note to be represented by a beneficial interest in a Global Note in accordance with the customary procedures of the Depository unless the Company has elected not to issue a Global Note.

     If this Series is a Global Note, it is exchangeable for a Note in certificated form as provided in the Indenture and in accordance with the rules and procedures of the Trustee and the Depository. In addition, certificated securities shall be transferred to all beneficial holders in exchange for their beneficial interests in the Global Note if (x) the Depository notifies the Company that it is unwilling or unable to continue as depository for the Global Note and a successor Depository is not appointed by the Company within 90 days or (y) there shall have occurred and be continuing an Event of Default and the Note Registrar has received a request from the Depository; provided that Physical Notes may not be issued to more than 400 Holders without the prior written consent of the Company. Upon any such issuance, the Trustee is required to register such certificated Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).
     Notes in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a differing authorized denomination, as requested by the Holder surrendering the same.
     Payment on each Note is guaranteed, jointly and severally, by the Guarantors pursuant to Article XIII of the Indenture.
     No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     THIS NOTE AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF).
     All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.
     The Transferee Certificate, in the form of Appendix II hereto, will be attached to the Note.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE/1/
     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

PRINCIPAL AMOUNT OF
			THIS GLOBAL NOTE	SIGNATURE OF
	AMOUNT OF DECREASE	AMOUNT OF INCREASE	FOLLOWING SUCH	AUTHORIZED OFFICER
	IN PRINCIPAL AMOUNT	IN PRINCIPAL AMOUNT	DECREASE (OR	OF TRUSTEE OR
DATE OF EXCHANGE	OF THIS GLOBAL NOTE	OF THIS GLOBAL NOTE	INCREASE)	CUSTODIAN

/1/	This should be included only if the Note is issued in global form.

     Section 2.4 Form of Guarantee.
     The form of the Guarantee shall be substantially as follows:
     For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Note, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article XIII of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article XIII of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of ___, 2007, among Bally Total Fitness Holding Corporation, as Issuer (the “Company”), each of the Guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”) (as amended or supplemented, the “Indenture”).
     THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.
     This Guarantee is subject to release upon the terms set forth in the Indenture.

EACH OF THE GUARANTORS LISTED ON SCHEDULE A HERETO

By:

Name:

Title:

ARTICLE III
THE NOTES
     Section 3.1 Title and Terms.
     The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to (i) $247,337,500 in principal amount at maturity of the Notes, and (ii) subject to Section 10.8, Additional Notes, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 9.6, 10.12, 10.13 or 11.8. Any Additional Notes shall be part of the same issue as the Notes being issued on the Issue Date and will vote on all matters as one class with the Notes being issued on the Issue Date, including, without limitation, waivers, amendments, redemptions, Change of Control Offers and Offers. For the purposes of this Indenture, except for Section 10.8, references to the Notes include Additional Notes, if any.
     The Notes shall be known and designated as the “12-3/8% Senior Secured Notes due 2011” of the Company. The Stated Maturity of the Notes shall be July 15, 2011, and the Notes shall each bear interest at the rate of 12-3/8% per annum, as such interest rate may be adjusted as set forth in the Notes, from July 15, 2007, or from the most recent Interest Payment Date to which interest has been paid, payable semiannually on January 15 and July 15 in each year, commencing January 15, 2008, until the principal thereof is paid or duly provided for; provided that if the Company does not furnish to the Holders its annual financial statements in respect of the Company’s fiscal year ended December 31, 2007, together with a report thereon by the Company’s independent registered public accounting firm (the “Audited 2007 Financials”), pursuant to Section 7.4(a) by April 15, 2008, the interest rate will be increased on such date to 15-3/8% per annum until the first to occur of the delivery of the Audited 2007 Financials to the Holders or the acceleration of the Notes pursuant to Section 5.2. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.
     The principal of, premium, if any, and interest on, the Notes shall be payable and the Notes will be exchangeable and transferable at an office or agency of the Company in The City of New York maintained for such purposes (which initially will be the Corporate Trust Office of the Trustee) or at such other office or agency as may be maintained for such purpose; provided, however, that payment of interest may be made at the option of the Company by check mailed to addresses of the Person entitled thereto as such addresses shall appear on the Note Register.
     The Notes shall be subject to repurchase by the Company pursuant to an Offer as provided in Section 10.12.
     Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of a Change of Control pursuant to Section 10.13.
     The Notes shall not be entitled to the benefits of any sinking fund.
     The Notes shall be redeemable as provided in Article XI and in the Notes.

     Payment on each Note is guaranteed, jointly and severally, by the Guarantors pursuant to Article XIII of the Indenture.
     The Notes are secured as provided in Article XIV.
     At the election of the Company, the entire Indebtedness on the Notes or certain of the Company’s obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article IV.
     Section 3.2 Denominations.
     The Notes shall be issuable only in fully registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.
     Section 3.3 Execution, Authentication, Delivery and Dating.
     The Notes shall be executed on behalf of the Company by one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or one of its Vice Presidents and attested by its Secretary or one of its Assistant Secretaries. The signatures of any of these officers on the Notes may be manual or facsimile. Each Guarantor shall execute a Guarantee in the manner set forth in Section 13.7.
     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
     On the Issue Date, , the Company may deliver Notes in the outstanding aggregate principal amount of $247,337,500 executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Notes as provided in this Indenture and not otherwise.
     Each Note shall be dated the date of its authentication.
     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of one of its duly authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.
     In case the Company or any of its Subsidiaries, pursuant to Article VIII, shall, in a single transaction or through a series of related transactions, be consolidated or merged with or into any other Person or shall sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation or surviving such merger, or into which the Company shall have been merged, or the successor Person which shall have participated in the sale, assignment, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article VIII, any of the Notes authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 3.3 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.
     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Note Registrar or Paying Agent to deal with the Company and its Affiliates.
     If an officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates such Note, such Note shall be valid nevertheless.
     Section 3.4 Temporary Notes.
     Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Notes which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.
     If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

     Section 3.5 Registration, Registration of Transfer and Exchange.
     The Company shall cause the Trustee to keep, so long as it is the Note Registrar, at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office or in any other office or agency designated pursuant to Section 10.2 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee shall initially be the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may change the Note Registrar or appoint one or more co-Note Registrars without notice.
     Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 10.2, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Notes of the same series of any authorized denomination or denominations, of a like aggregate principal amount.
     Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in a Note shall be required to be reflected in a book entry.
     At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, Notes which the Holder making the exchange is entitled to receive.
     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
     Every Note presented or surrendered for registration of transfer, or for exchange, repurchase or redemption, shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
     No service charge shall be made to a Holder for any registration of transfer, exchange or redemption of Notes, except for any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 3.3, 3.4, 3.5, 9.6, 10.12, 10.13 or 11.8 not involving any transfer.
     The Company shall not be required (a) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption under Section 11.4 and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part.
     Section 3.6 Book-Entry Provisions for Global Notes.
     (a) The Global Notes initially shall (i) be registered in the name of the Depository, (ii) be deposited with, or on behalf of, the Depository or with the Trustee as custodian for the Depository and (iii) bear legends as set forth in Section 2.2.
     Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.
     (b) Transfer of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depository. Physical Notes shall be issued to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for a Global Note and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Note Registrar has received a request from the Depository; provided that Physical Notes may not be issued to more than 400 Holders without the prior written consent of the Company.
     (c) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to subsection (b) of this Section to beneficial owners who are required to hold Physical Notes, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.
     (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to subsection (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository, in exchange for its beneficial interest in the Global Note an equal aggregate principal amount of Physical Notes of authorized denominations.
     (e) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     Section 3.7 Mutilated, Destroyed, Lost and Stolen Notes.
     If (a) any mutilated Note is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, any other obligor on the Notes and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company, any other obligor on the Notes or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon a Company Request the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Note, pay such Note.
     Upon the issuance of any replacement Notes under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every replacement Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and any other obligor on the Notes, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
     Section 3.8 Payment of Interest; Interest Rights Preserved.
     Interest on any Note which is payable, and is punctually paid or duly provided for, on the Stated Maturity of such interest shall be paid to the Person in whose name the Note (or any Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest payment.
     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on the Stated Maturity of such interest, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”), shall forthwith cease to be payable to the Holder on the Regular Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:
     (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or an relevant Predecessor Notes) are registered at the close of business on a Special Record Date for the Payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the “Special Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Subsection. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).
     (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section 3.8, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
     Section 3.9 CUSIP Numbers.
     The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and the Company, or the Trustee on behalf of the Company, shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; and provided further, however, that failure to use CUSIP numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.
     Section 3.10 Persons Deemed Owners.
     Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any and (subject to Section 3.8) interest on, such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
     Section 3.11 Cancellation.
     All Notes surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 3.11, except as expressly permitted by this Indenture. If requested by the Company, all canceled Notes held by the Trustee shall be returned to the Company. The Trustee shall provide the Company a list of all Notes that have been canceled from time to time as requested by the Company.
     Section 3.12 Computation of Interest.
     Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
ARTICLE IV
DEFEASANCE AND COVENANT DEFEASANCE
     Section 4.1 Company’s Option to Effect Defeasance or Covenant Defeasance.
     The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 4.2 or Section 4.3 be applied to all of the Outstanding Notes (the “Defeased Notes”), upon compliance with the conditions set forth below in this Article IV.
     Section 4.2 Defeasance and Discharge.
     Upon the Company’s exercise under Section 4.1 of the option applicable to this Section 4.2, the Company and any other obligor on the Notes, if any, shall be deemed to have been discharged from its obligations with respect to the Defeased Notes on the date the conditions set forth in Section 4.4 below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company and any other obligor on the Notes shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 4.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes, this Indenture and the Security Documents insofar as such Notes are concerned (and the Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 4.4 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on, such Notes, when such payments are due, (b) the Company’s obligations with respect to such Defeased Notes under Sections 3.4, 3.5, 3.8, 10.2 and 10.3, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee’s rights under Section 6.7, and (d) this Article IV. Subject to compliance with this Article IV, the Company may exercise its option under this Section 4.2 notwithstanding the prior exercise of its option under Section 4.3 with respect to the Notes.
     Section 4.3 Covenant Defeasance.
     Upon the Company’s exercise under Section 4.1 of the option applicable to this Section 4.3, the Company and any other obligor on the Notes shall be released from its obligations under any covenant or provision contained or referred to in Sections 10.4 through 10.19, inclusive, and the provisions of Article VIII with respect to the Defeased Notes on and after the date the conditions set forth in Section 4.4 below are satisfied (hereinafter, “covenant defeasance”), and the Defeased Notes shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Notes, the Company and any other obligor on the Notes may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 5.1(c), (d), (e) or (f), but, except as specified in this Indenture, the remainder of this Indenture and such Defeased Notes shall be unaffected thereby. In the event covenant defeasance occurs, the Events of Default specified in Sections 5.1(e) and (f) will no longer constitute Events of Default with respect to the Notes.
     Section 4.4 Conditions to Defeasance or Covenant Defeasance.
     The following shall be the conditions to application of either Section 4.2 or Section 4.3 to the Notes to be defeased:
     (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) United States dollars in an amount, (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms and with no further reinvestment will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of, premium, if any, and interest on, the Notes to be defeased, on the Stated Maturity of such principal or interest (or on any date after the Issue Date (such date being referred to as the “Defeasance Redemption Date”) if at or prior to electing to exercise either its option applicable to Section 4.2 or its option applicable to Section 4.3, the Company has delivered to the Trustee an irrevocable notice to redeem all of the Outstanding Notes on the Defeasance Redemption Date). For this purpose, “U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;
     (2) In the case of an election under Section 4.2, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Independent Counsel in the United States shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;
     (3) In the case of an election under Section 4.3, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;
     (4) No Default or Event of Default (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) shall have occurred and be continuing on the date of such deposit or insofar as Section 5.1(g) or (h) is concerned, at any time during the period ending on the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);
     (5) Such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest for purposes of the Trust Indenture Act with respect to any other securities of the Company;
     (6) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, (A) this Indenture or (B) any other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any

Significant Subsidiary is bound, if such breach, violation, or default thereof would have a material adverse effect on the Company and its Subsidiaries taken as a whole;
     (7) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;
     (8) The Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that after the 91st day following the deposit, the trust funds will not be subject to avoidance under Section 547 of the United States Bankruptcy Code (or any successor provision thereto) and related judicial decisions;
     (9) The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;
     (10) No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and
     (11) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 4.2 or the covenant defeasance under Section 4.3 (as the case may be) have been complied with.
     Opinions of Counsel or Opinions of Independent Counsel required to be delivered under this Section shall be in form and substance reasonably satisfactory to the Trustee and may have qualifications customary for opinions of the type required and counsel delivering such opinions may rely on certificates of the Company or government or other officials customary for opinions of the type required, which certificates shall be limited as to matters of fact, including that various financial covenants have been complied with.
     Section 4.5 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
     Subject to the provisions of the last paragraph of Section 10.3, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.4 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (excluding the Company or any of its Affiliates acting as Paying Agent), as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to

Section 4.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is imposed, assessed or for the account of the Holders of the Defeased Notes.
     Anything in this Article IV to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any United States dollars or U.S. Government Obligations held by it as provided in Section 4.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance.
     Section 4.6 Reinstatement.
     If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 4.2 or 4.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture, the Security Documents and the Notes shall be revived and reinstated, with present and prospective effect, as though no deposit had occurred pursuant to Section 4.2 or 4.3, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with Section 4.2 or 4.3, as the case may be; provided, however, that if the Company makes any payment to the Trustee or Paying Agent of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Notes and the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the United States dollars and U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE V
REMEDIES
     Section 5.1 Events of Default.
     “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;
     (b) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);
     (c) there shall be a default in the performance, or breach, of any covenant or agreement of the Company under this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clauses (a), (b) or (d) of this Section 5.1) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes, which notice shall specify that it is a “notice of default” and shall demand that such a default be remedied; provided, that, the Company’s failure to furnish to the Holders of the Notes the Audited 2007 Financials pursuant to Section 7.4(a)(i), shall not be an Event of Default unless the Company does not provide such information on or before June 30, 2008, and shall then be an Event of Default notwithstanding the failure of a “notice of default” being delivered to the Company;
     (d) (i) there shall be a default in the performance or breach of the provisions of Article VIII; (ii) the Company shall have failed to make or consummate an Offer required in accordance with the provisions of Section 10.12; or (iii) the Company shall have failed to make or consummate a Change of Control Offer required in accordance with the provisions of Section 10.13;
     (e) one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company or any Subsidiary then has outstanding Indebtedness in excess of $10,000,000, individually or in the aggregate, and either (a) such default results from the failure to pay principal of or premium, if any, or interest on such Indebtedness after the expiration of any grace period provided by the documents governing such Indebtedness, which default has not been cured, or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;
     (f) one or more judgments, orders or decrees for the payment of money in excess of $10,000,000 either individually or in the aggregate, shall be rendered against the Company or any Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment, order or decree, by reason of an appeal or otherwise, shall not be in effect; provided that the amount of such money judgment, order or decree shall be calculated net of any insurance coverage that the Company has determined in good faith is available in whole or in part with respect to such money judgment, order or decree;
     (g) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect for a period of 60 consecutive days;

     (h) (1) the Company or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (2) the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (3) the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (4) the Company or any Significant Subsidiary (A) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of their respective properties, (B) makes an assignment for the benefit of creditors or (C) admits in writing its inability to pay its debts generally as they become due, or (5) the Company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (h);
     (i) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability in writing under its Guarantee (in each case other than by reason of release of a Guarantor in accordance with the terms of this Indenture);
     (j) the Liens created by the Security Documents shall at any time not constitute valid and perfected Liens on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Permitted Liens), or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, if in either case, such default continues for 15 days after (i) written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of outstanding Notes, or (ii) the enforceability thereof shall be contested by the Company or any Guarantor; or
     (k) failure of the Company to make, when due, any transfer, delivery, pledge, assignment or grant of Collateral required to be made by it and such failure continues unremedied for 10 Business Days after notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes.
     Section 5.2 Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default (other than an Event of Default specified in Sections 5.1(g) and (h) with respect to the Company) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (g) or (h) of Section 5.1 occurs with respect to the Company and is continuing, then all the Notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Notes by appropriate judiciary proceedings.
     After such declaration of acceleration with respect to the Notes, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Notes Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
     (a) the Company has paid or deposited with the Trustee a sum sufficient to pay
     (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,
     (ii) all overdue interest on all Outstanding Notes,
     (iii) the principal of and premium, if any, on any Outstanding Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and
     (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and
     (b) all Events of Default, other than the nonpayment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13. No such rescission shall affect any subsequent Default or impair any right consequent thereon.
     Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Company covenants that if (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or (b) default is made in the payment of the principal of, premium, if any, on any Note at the Stated Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the holders of such Notes, the whole amount then due and payable on such Notes for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor on the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor on the Notes, wherever situated.
     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, subject however to Section 5.12. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.
     Section 5.4 Trustee May File Proofs of Claim.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor on the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, (a) to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 5.5 Trustee May Enforce Claims without Possession of Notes.
     All rights of action and claims under this Indenture, the Notes or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.
     Section 5.6 Application of Money Collected.
     Any money collected by the Trustee pursuant to this Article or otherwise on behalf of the Holders or the Trustee pursuant to this Article or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 6.7;
     SECOND: To the payment of the amounts then due and unpaid upon the Notes for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest; and
     THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company and the Guarantors, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.
     Section 5.7 Limitation on Suits.
     No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
     (b) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;
     (c) such Holder or Holders have offered to the Trustee an indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
     (d) the Trustee for 30 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity has failed to institute any such proceeding; and

     (e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in principal amount of the Outstanding Notes;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.
     Section 5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.
     Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right based on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 3.8) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption or repurchase, on the Redemption Date or the repurchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder, except that no Holder shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver, or loss of the Liens of the Security Documents upon any property or assets subject to the Liens.
     Section 5.9 Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor on the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 5.10 Rights and Remedies Cumulative.
     Except as provided in Section 3.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 5.11 Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 5.12 Control by Holders.
     The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that
     (a) such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 5.7) or expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein; and
     (b) subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
     Section 5.13 Waiver of Past Defaults.
     The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all Outstanding Notes waive any past Default hereunder and its consequences, except a Default
     (a) in the payment of the principal of, premium, if any, or interest on any Note; or
     (b) in respect of a covenant or a provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each Note Outstanding affected by such modification or amendment.
     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
     Section 5.14 Undertaking for Costs.
     All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on, any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).
     Section 5.15 Waiver of Stay, Extension or Usury Laws.
     Each of the Company and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and each of the Company and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.16 Remedies Subject to Applicable Law.
     All rights, remedies and powers provided by this Article V may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.
ARTICLE VI
THE TRUSTEE
     Section 6.1 Duties of Trustee.
     Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):
     (a) if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;
     (b) except during the continuance of a Default or an Event of Default:
     (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee; and
     (2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture;
     (c) the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this Subsection (c) does not limit the effect of Subsection (b) of this Section 6.1;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith, in accordance with a direction of the Holders of a majority in principal amount of Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power confirmed upon the Trustee under this Indenture;
     (d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;
     (e) whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Subsections (a), (b), (c) and (d) of this Section 6.1; and
     (f) the Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.
     Section 6.2 Notice of Defaults.
     Within 90 days after a Responsible Officer of the Trustee receives notice of the occurrence of any Default, the Trustee shall transmit by mail to all Holders and any other Persons entitled to receive reports pursuant to Section 313(c) of the Trust Indenture Act, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

     Section 6.3 Certain Rights of Trustee.
     Subject to the provisions of Section 6.1 hereof and Trust Indenture Act Sections 315(a) through 315(d):
     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;
     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;
     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence, bad faith or willful misconduct of the Trustee;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation so requested by the Holders of not less than 25% in aggregate principal amount of the Notes Outstanding shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

     (g) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate; and
     (h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
     (i) notwithstanding anything to the contrary herein, the Trustee shall have no duties to review any Officers’ Certificates, Board Resolutions, Opinions of Counsel, financials or other documents furnished to it by the Company for purposes of determining compliance with any provisions of this Indenture.
     (j) the Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article X. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 5.1(a), 5.1(b) and 10.1 or (ii) any Default or Event of Default to which the Trustee shall have received written notification or obtained actual knowledge.
     Section 6.4 Trustee Not Responsible for Recitals, Dispositions of Notes or Application of Proceeds Thereof.
     The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof nor shall the Trustee be responsible for any statement in any registration statement for the Notes under the Securities Act or responsible for the determination as to which beneficial owners are entitled to receive notices hereunder.
     Section 6.5 Trustee and Agents May Hold Notes; Collections; etc.
     The Trustee, any Paying Agent, Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent and, subject to Sections 6.8 and 6.13 hereof and Trust Indenture Act Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent.

     Section 6.6 Money Held in Trust.
     All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Except for funds or securities deposited with the Trustee pursuant to Article IV, the Trustee shall, upon request by the Company, invest all moneys received by the Trustee, until used or applied as herein provided, in Temporary Cash Investments in accordance with the directions of the Company. The Trustee shall be under no liability to the Company for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
     Section 6.7 Compensation and Indemnification of Trustee and Its Prior Claim.
     The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the parties shall agree in writing from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. The Company also covenants and agrees to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee’s compensation hereunder) or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 6.7 and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 6.7 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee.
     Section 6.8 Conflicting Interests.
     The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.
     Section 6.9 Trustee Eligibility.
     There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under Trust Indenture Act Section 310(a)(1) and (5) and which shall have a combined capital and surplus of at least $100,000,000 or is a member of a bank holding company with a combined capital and surplus of at least $100,000,000, to the extent there is an institution eligible and willing to serve. If the Trustee does not have a Corporate Trust Office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 6.10 Resignation and Removal; Appointment of Successor Trustee.
     (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor trustee under Section 6.11.
     (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time, upon 30 days prior or written notice, resign by giving written notice thereof to the Company. Upon receiving such notice or resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint and prescribe a successor trustee.
     (c) The Trustee may be removed at any time for any cause or for no cause by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.
     (d) If at any time:
     (1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months,
     (2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or
     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, the Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section 6.11. If, within 60 days after such resignation, removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor Trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee. Such successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders of the Notes and accepted appointment in the manner hereinafter provided, the Trustee or the Holder of any Note who has been a bona fide Holder for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.
     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.
     Section 6.11 Acceptance of Appointment by Successor.
     Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to Section 6.7 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.
     No successor trustee with respect to the Notes shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of Trust Indenture Act Section 310(a) and this Article VI and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 6.9.
     Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Company shall give notice thereof to the Holders of the Notes, by mailing such notice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.
     Section 6.12 Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under Trust Indenture Act Section 310(a) and this Article VI and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 6.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto.
     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 6.13 Preferential Collection of Claims Against Company.
     If and when the Trustee shall be or become a creditor of the Company (or other obligor on the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE VII
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY
     Section 7.1 Company to Furnish Trustee Names and Addresses of Holders.
     The Company will furnish or cause to be furnished to the Trustee:
     (a) semiannually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and
     (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in Subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished.
     Section 7.2 Disclosure of Names and Addresses of Holders.
     Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes, and the Trustee shall comply with Trust Indenture Act Section 312(b). The Company, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act Section 312(c). Further, every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Action Section 312.
     Section 7.3 Reports by Trustee.
     (a) Within 60 days after May 15 of each year commencing with the first May 15 after the issuance of Notes, the Trustee, if so required under the Trust Indenture Act shall transmit by mail to all Holders in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by Trust Indenture Act Section 313(a), provided that if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve-month period preceding the reporting date, no such report need be transmitted. The Trustee shall also transmit by mail to the Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report in accordance with and with respect to the matters required by Trust Indenture Act Sections 313(a) and 313(b)(2).
     (b) A copy of each report transmitted to Holders pursuant to this Section 7.3 shall, at the time of such transmission, be mailed to the Company and filed with each stock exchange, if any, upon which the Notes are listed and also with the SEC. The Company will notify the Trustee promptly if the Notes are listed on any stock exchange.

     Section 7.4 Reports by Company.
     (a) The Company shall furnish to the Holders of the Notes:
          (1) within the time periods specified in the SEC’s rules and regulations, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including footnotes and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) and, with respect to the annual information only, a report thereon by the Company’s independent registered public accounting firm, except that none of such reports need include any certifications required under the Sarbanes-Oxley Act of 2002 or any rules of the SEC adopted pursuant thereto; and
          (2) the information that would be required to be contained in all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports (including any information that would be required to be filed as exhibits to a Form 8-K, except that the report need not include any certifications required under the Sarbanes-Oxley Act of 2002 or any rules of the SEC adopted pursuant thereto), in each case within the time periods specified in the rules of the SEC adopted pursuant thereto.
     (b) In no event shall any financial information required to be furnished pursuant to Section 7.4(a)(1) be required to include any information required by, or to be prepared or approved in accordance with, or otherwise be subject to, any provision of Section 404 of the Sarbanes-Oxley Act of 2002 or any rules, regulations, or accounting guidance adopted pursuant to that section.
     (c) The Company agrees to deliver the financial information required by Section 7.4(a) by electronic transmission directly to any Holder and any owner of a beneficial interest in any Note that requests such delivery (who may, subject to Section 7.4(d), transmit them to any prospective investor). The Company also agrees to make such reports available on a website to which such Holders and beneficial owners shall have access. The Company shall not be required to provide access to such website to any other Person who requests it unless such Person certifies to order to obtain access to such website that such Person, is engaged in the business of acquiring investments such as the Notes, is a prospective purchaser of Notes and not engaged in a Competitive Business (as defined below). Before displaying any of such reports, the website described in this subsection may also require the user to agree to be bound by an electronic agreement containing substantially the same terms as those set forth in clauses (1), (2) and (3) of Section 7.4(d) by electronically confirming that he or she has read said provisions and agrees to be bound by them.
     (d) Each Holder and each other Person (each such Holder or other Person, a “Recipient”) who at any time receives any non-public information about the Company and its businesses and finances within the meaning of applicable securities laws communicated in any report, described in Section 7.4(a) (collectively, the “Non-Public Information”), by accepting any such Information, shall be deemed to have acknowledged to and agreed with the Company as follows:

          (1) The Recipient shall not use Non-Public Information if that use or communication would constitute a violation of applicable securities laws or regulations (including but not limited to laws or regulations prohibiting insider trading or tipping) and shall not communicate it to any other Person not bound by, or which has not otherwise agreed to abide by, the terms of this clause (1), unless such information (i) is or becomes publicly available other than as a result of a disclosure known to the Recipient or is in violation of an agreement with or obligation to the Company, (ii) was within the Recipient’s possession prior to it being furnished to the Recipient by or on behalf of the Company, (iii) is or becomes available to the Recipient on a non-confidential basis from a source (other than the Company) which is not known by the Recipient to be prohibited from disclosing such information to the Recipient by a legal, contractual or fiduciary obligation to the Company, (iv) is independently developed by the Recipient without the benefit of any Non-Public Information (information in clauses (i) – (iv) being “Non-Confidential Information”) or (v) unless such disclosure is required by subpoena or other legal process of a tribunal, in which case the Recipient shall give the Company as much advance notice as is practicable before making disclosure so as to provide the Company with an opportunity to seek a protective order or to take other action to protect the confidentiality of the Non-Public Information.
          (2) The Recipient represents and agrees that it is (i) a Holder of Notes, (ii) a prospective purchaser of Notes and in the business of buying securities such as the Notes and (iii) is not a Person engaged in the business of operating fitness centers or any business activity reasonably related thereto (a “Competitive Business”). The Company shall have no obligation to provide any Non-Public Information to any Person engaged in a Competitive Business.
          (3) The Recipient shall not disclose any Non-Public Information to any Person that engages in a Competitive Business unless such disclosure is required by subpoena or other legal process of a tribunal, in which case the Recipient shall give the Company as much advance notice as is practicable before making disclosure so as to provide the Company with an opportunity to seek a protective order or to take other action to protect the confidentiality of the Non-Public Information.
     (e) Any document delivered by the Company pursuant to Section 7.4(a) (in either paper or electronic form) shall be deemed to contain Non-Public Information and be treated as confidential for purposes of this Section 7.4 unless the same is Non-Confidential Information.
     (f) For fiscal quarters ending after June 30, 2007, the Company shall host quarterly conference calls with Holders and any owner of a beneficial interest in any Note, and any prospective purchaser of Notes, no later than 10 days after furnishing the quarterly financial information described in Section 7.4(a)(2). Beginning in 2008, the Company shall host a conference call with such participants no later than 10 days after furnishing the yearly information pursuant to Section 7.4(a)(1). The Company may also require any participant in such calls to agree to be bound by an electronic or other agreement containing substantially the same terms as those set forth in clauses (1), (2) and (3) of Section 7.4(d), and any other terms which subsequent to the date hereof may become required by applicable law, by electronically confirming that he or she has read said provisions and agrees to be bound by them.

ARTICLE VIII
MERGER, CONSOLIDATION OR SALE OF ASSETS
     Section 8.1 Company May Merge, Consolidate, etc., Only on Certain Terms.
     The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:
     (i) either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Surviving Entity expressly assumes, by a supplemental indenture, in a form satisfactory to the Trustee, all the obligations of the Company under the Notes, the Security Documents and hereunder, as the case may be, and the Notes, the Security Documents and this Indenture will remain in full force and effect as so supplemented;
     (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Subsidiaries which becomes the obligation of the Company or any of its Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;
     (iii) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial results are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor hereunder) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness or Permitted Subsidiary Indebtedness) pursuant to the Fixed Charge Coverage Ratio test under Section 10.8; and
     (iv) at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with;
provided, however, that the foregoing prohibition shall not prohibit any merger between or among Subsidiaries or between a Subsidiary and the Company, provided that the Company is the Surviving Entity.
     Section 8.2 Successor Substituted.
     Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if such successor had been named as the Company herein. When a successor assumes all the obligations of its predecessor under this Indenture or the Notes, the predecessor shall be released from such assumed obligations and covenants under this Indenture and the Notes, as the case may be; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes.
ARTICLE IX
SUPPLEMENTAL INDENTURES
     Section 9.1 Supplemental Indentures and Agreements without Consent of Holders.
     Without the consent of any Holders, the Company, the Guarantors and the Trustee, at any time and from time to time, may amend or supplement this Indenture, the Notes, the Security Documents and the Intercreditor Agreement by entering into one or more indentures supplemental hereto in form and substance satisfactory to the Trustee, for any of the following purposes:
     (a) to evidence the succession of another Person to the Company or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Company or obligor herein and in the Notes in accordance with Article VIII;
     (b) to add to the covenants of the Company or any other obligor on the Notes for the benefit of the Holders, or to surrender any right or power conferred on the Company or any other obligor on the Notes, as applicable, herein or in the Notes;
     (c) to cure any ambiguity, or to correct or supplement any provision herein or in any supplemental indenture or the Notes which may be defective or inconsistent with any other provision herein or in the Notes or to make any other provisions with respect to matters or questions arising under this Indenture or the Notes; provided that, in each case, such provisions shall not adversely affect the interest of the Holders;

     (d) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 9.5 or otherwise;
     (e) to evidence and provide the acceptance of the appointment of a successor trustee hereunder; or
     (f) to mortgage, pledge, hypothecate or grant a Lien in favor of the Collateral Agent for the benefit of Trustee and the Holders of the Notes as additional security for the payment of principal of and interest on the Notes by the Company or on the Guarantees by the Guarantors under this Indenture in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to the Collateral Agent, pursuant to this Indenture or the Security Documents.
     Section 9.2 Supplemental Indentures and Agreements with Consent of Holders.
     Except as permitted by Section 9.1, with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company when authorized by Board Resolutions, the Guarantor and the Trustee may (i) enter into an indenture or indentures supplemental hereto in form and substance satisfactory to the Trustee, for the purpose of adding any provisions to or amending, modifying or changing in any manner or eliminating any of the provisions of this Indenture, the Security Documents, the Intercreditor Agreement or the Notes (including, but not limited to, for the purpose of modifying in any manner the rights of the Holders under this Indenture, the Notes, the Security Documents or the Intercreditor Agreement) or (ii) waive compliance with any provision in this Indenture or the Notes (other than waivers of past Defaults covered by Section 5.13 and waivers of covenants which are covered by Section 10.19); provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Note affected thereby:
     (a) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal or interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);
     (b) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with Section 10.12 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 10.13, including, in each case, amending, changing or modifying any definitions relating thereto;
     (c) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture;

     (d) modify any of the provisions of this Section 9.2 or Section 5.13 or Section 10.19, except to increase the percentage of such Outstanding Notes required for any such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each such Note affected thereby;
     (e) except as otherwise permitted under Article VIII, consent to the assignment or transfer by the Company of any of its rights and obligations hereunder;
     (f) amend or modify any of the ranking provisions of the Indenture in any manner adverse to the Holders of the Notes; or
     (g) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.
     Upon the written request of the Company accompanied by a copy of Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture.
     It shall not be necessary for any Act of Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture but it shall be sufficient if such Act shall approve the substance thereof.
     Section 9.3 Execution of Supplemental Indentures and Agreements.
     In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Sections 315(a) through 315(d) and Section 6.3 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Section 9.4 Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     Section 9.5 Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect.

     Section 9.6 Reference in Notes to Supplemental Indentures.
     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.
     Section 9.7 Notice of Supplemental Indentures.
     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.2, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1.7, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
ARTICLE X
COVENANTS
     Section 10.1 Payment of Principal, Premium and Interest.
     The Company shall duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture.
     Principal, premium, if any, and Cash Interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Wholly-Owned Subsidiary, holds as of noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
     Section 10.2 Maintenance of Office or Agency.
     The Company shall maintain an office or agency where Notes may be presented or surrendered for payment. The Company also will maintain in The City of New York an office or agency where Notes may be surrendered for registration of transfer, redemption or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the Trustee, at its Corporate Trust Office, will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.
     The Trustee shall initially act as Paying Agent for the Notes.
     Section 10.3 Money for Note Payments to Be Held in Trust.
     If the Company or any of its Affiliates shall at any time act as Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.
     If the Company or any of its Affiliates is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure to so act.
     If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
     (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (b) give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest on the Notes;
     (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and
     (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the

Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the company cause to be published once, in the NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), and mail to each such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, publication and mailing, any unclaimed balance of such money then remaining will promptly be repaid to the Company.
     Section 10.4 Corporate Existence.
     Subject to Article VIII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Subsidiary if the Board of Directors shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Subsidiaries as a whole; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary or any of its assets in compliance with the terms of this Indenture.
     Section 10.5 Payment of Taxes and Other Claims.
     The Company shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries shown to be due on any return of the Company or any of its Subsidiaries or otherwise assessed or upon the income, profits or property of the Company or any of its Subsidiaries if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any of its Subsidiaries, except for any Lien permitted to be incurred under Section 10.11, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.
     Section 10.6 Maintenance of Properties.
     The Company shall cause all material properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary or any of its properties or assets in compliance with the terms of this Indenture.
     Section 10.7 Insurance.
     The Company shall at all times keep all of its and its Subsidiaries’ properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in the same general geographic areas in which the Company and its Subsidiaries operate, except where the failure to do so could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or prospects of the Company and its Subsidiaries, taken as a whole.
     Section 10.8 Incurrence of Indebtedness.
     The Company will not create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise suffer to exist (collectively, “incur”), any Indebtedness (including any Acquired Debt), other than Permitted Indebtedness, unless such Indebtedness is incurred by the Company and the Company’s Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters for which financial results are available immediately preceding the date of incurrence of such Indebtedness, taken as one period (and after giving pro forma effect to: (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period); (iii) in the case of Acquired Debt, the related acquisition; and (iv) any acquisition or disposition by the Company and its Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition and any such related payments had been consummated on the first day of such four-quarter period), would be at least 2.0:1. The Company will not permit any of its Subsidiaries to incur any Indebtedness (other than Permitted Subsidiary Indebtedness).
     Section 10.9 Restricted Payments.
     (a) Except for Permitted Investments, the Company will not, and will not permit any Subsidiary to, directly or indirectly:
     (i) declare or pay any dividend on, or make any other payment or distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);
     (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, the Company’s Capital Stock or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly Owned Subsidiary of the Company);
     (iii) prior to any scheduled principal payment, sinking fund payment or maturity of any Subordinated Indebtedness, make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, such Subordinated Indebtedness (other than any such Indebtedness owed to the Company or a Wholly Owned Subsidiary) or pay interest on Subordinated Notes except in accordance with the provisions of the Subordinated Notes as in effect on the Issue Date;
     (iv) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary to any Person (other than to the Company or any of its Wholly Owned Subsidiaries) or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Subsidiary held by any Person (other than the Company or any of its Wholly Owned Subsidiaries);
     (v) incur, create, or assume, any guarantee of Indebtedness of any Affiliate of the Company (other than a Wholly Owned Subsidiary of the Company); or
     (vi) make any Investment in any Person
(any of the foregoing actions described in clauses (i) through (vi), other than any such action that is a Permitted Payment (as defined below), collectively, a “Restricted Payment”) (the amount of any such Restricted Payment, if other than cash, being determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution); unless (1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an “event of default” under the terms of any Indebtedness of the Company or its Subsidiaries; (2) immediately before and immediately after giving effect to such Restricted

Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness or Permitted Subsidiary Indebtedness) under the provisions of Section 10.8; and (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after October 7, 1997 plus the Permitted Payments made under clause (b)(vii), do not exceed $5,000,000 plus the sum of:
     (A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on January 1, 1998 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss); plus
     (B) the aggregate Net Cash Proceeds received after October 7, 1997 by the Company either (x) as capital contributions in the form of common equity to the Company or (y) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth in clause (ii) or (iii) of paragraph (b) below); in each case, other than Net Cash Proceeds received from the issuance or sale of Qualified Capital Stock or options, warrants or rights to purchase Qualified Capital Stock in, or otherwise received in connection with, the Refinancing; plus
     (C) the aggregate Net Cash Proceeds received after October 7, 1997 by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company; plus
     (D) the aggregate Net Cash Proceeds received after October 7, 1997 by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after October 7, 1997, the aggregate of Net Cash Proceeds from their original issuance; plus
     (E) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after October 7, 1997, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment;
provided, that, the Company shall not, and shall not permit any Subsidiary to, make any Restricted Payments under subclauses (i), (ii) or (iv) of this clause (a) at any time.
     (b) Notwithstanding the foregoing, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (vii) being referred to as a “Permitted Payment”):
     (i) the payment of any dividend within 60 days after the date of declaration thereof if at the date of declaration thereof such other dividend (A) would be permitted by the provisions of paragraph (a) of this Section and (B) shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this Section;
     (ii) the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issue and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are, to the extent so used, excluded from clause (3)(B) of paragraph (a) of this Section;
     (iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness or Redeemable Capital Stock in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are, to the extent so used, excluded from clause (3)(B) of paragraph (a) of this Section;
     (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a “refinancing”) through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced, or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; (4) is expressly subordinated in right of payment to the Notes at least to the same extent as the Subordinated Indebtedness to be refinanced and (5) in the case of a refinancing of any New Subordinated Notes, has cash interest payment provisions no more favorable to the holders thereof than the comparable provisions in the indenture governing such New Subordinated Notes as in effect on the Issue Date;
     (v) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of the Subordinated Notes (a “refinancing”) through the substantially concurrent issuance of new Senior Debt of the Company, provided that (1) any such new Senior Debt shall be in a principal amount that does not exceed the principal amount of Subordinated Notes so refinanced (or, if such Senior Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Subordinated Notes being refinanced, or (II) the amount of premium or other payment actually paid at such time to refinance such Subordinated Notes, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; and (2) the incurrence of such new Senior Debt shall be permitted by clause (xi) of the definition of “Permitted Indebtedness”;
     (vi) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of any Redeemable Capital Stock through the substantially concurrent issuance of new Redeemable Capital Stock of the Company, provided that any such new Redeemable Capital Stock (1) shall have an aggregate liquidation preference that does not exceed the aggregate liquidation preference of the amount so refinanced; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; and (3) has a Stated Maturity later than the Stated Maturity for the final scheduled principal payment of the Notes; and
     (vii) the repurchase of shares of, or options or warrants to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock in an aggregate amount not to exceed $500,000 in any calendar year or an aggregate of $2,500,000 from and after July 2, 2003.
     (c) The Company will not, and will not permit any Subsidiary to, directly or indirectly, make any (x) payment of cash interest on Subordinated Notes, or on any refinancing thereof, or (y) principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, such Subordinated Notes other than as permitted in Section 10.9(b)(iv), unless in either instance immediately thereafter the Company has EBITDA (excluding the impact of non-cash revenues until received) for the four full fiscal quarters for which financial results are available immediately preceding the relevant Interest Payment Date exceeding $200.0 million, and the Company and its consolidated subsidiaries have, after giving effect to such payment, $75 million of (A) combined unrestricted cash and cash equivalents, plus (B) then unrestricted borrowing availability under the Credit Agreement.
     Section 10.10 Transactions with Affiliates.
     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Subsidiary) unless such transaction or series of related transactions is entered into in good faith and (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party, (b) with respect to any transaction or series of related transactions involving aggregate value in excess of $1,000,000, the Company delivers an Officers’ Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above, and (c) with respect to any transaction or series of related transactions involving aggregate value in excess of $10,000,000, either (A) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (B) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transactions or series of related transactions are fair to the Company or such Subsidiary from a financial point of view; provided, however, that clauses (a) through (c) above shall not apply to (i) any transaction with an employee or director of the Company or any of its Subsidiaries entered into in the ordinary course of business (including compensation and employee benefit arrangements with any officer, director or employee of the Company or any Subsidiary, including under any stock option or stock incentive plans), (ii) transactions between or among the Company and/or its Subsidiaries, (iii) Permitted Payments, (iv) Restricted Payments made in accordance with Section 10.9 or Permitted Payments, and (v) management agreements or similar agreements between (A) the Company or any Subsidiary and (B) Affiliates in which the Company or any Subsidiary has made an Investment.
     Section 10.11 Liens.
     The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer any Liens upon any property or assets of the Company or any of its Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:
     (1) in the case of Liens securing Subordinated Indebtedness, the Notes or the Guarantee of such Guarantor, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and
     (2) in all other cases, the Notes or the Guarantees, as the case may be, are secured on an equal and ratable basis, except for Permitted Liens and:
     (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;
     (b) (x) Liens securing Indebtedness permitted by clause (i) of the definition of “Permitted Indebtedness” and (y) Liens securing Indebtedness constituting Indebtedness referred to by the cross-reference to clause (i) of the definition of “Permitted Indebtedness” contained in clause (ii) of the definition of “Permitted Subsidiary Indebtedness” (including guarantees of Obligations owed under the Credit Agreement) and, in each case, related Obligations (collectively, the “First Priority Lien Obligations”); provided that neither the Company nor any of the Subsidiaries shall grant a second priority Lien (subject to the Permitted Liens and to the provisions of the Intercreditor Agreement) upon the property or assets constituting collateral for such Indebtedness;
     (c) Liens securing the Notes and Guarantees;
     (d) Liens of the Company or a Subsidiary on assets of any Subsidiary and Liens on the assets of the Company in favor of a Subsidiary that is a Guarantor;
     (e) Liens securing Indebtedness that is incurred to refinance any Indebtedness that has been secured by a Lien permitted under this Indenture and that has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens:
     (x) are no less favorable to the Holders of Notes in any material respect, than the Liens in respect of the Indebtedness being refinanced; and
     (y) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced, except in the case of Liens securing Purchase Money Obligations, then the Liens permitted by this clause (e) may extend to or cover a similar property or asset that was subject to the Lien at the time such Purchase Money Obligation was originally incurred;
     (f) Liens in favor of the Company;
     (g) (x) Liens securing Indebtedness permitted by clause (vi) of the definition of “Permitted Indebtedness” and (y) Liens securing Indebtedness constituting Indebtedness referred to by the cross-reference to clause (v) of the definition of “Permitted Subsidiary Indebtedness.”
     Section 10.12 Asset Sales.
     (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 75% of the consideration from such Asset Sale is received in cash or Cash Equivalents, and (ii) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the Board of Directors and evidenced in a Board Resolution).
     (b) Within 360 days of the Asset Sale, the Company may at its option apply the Net Cash Proceeds (1) to repay Indebtedness under the Credit Agreement or any other Senior Secured Debt other than the Notes (and, in each case, effect a corresponding permanent reduction in the availability under such Credit Agreement or to the outstanding amount of such Senior Secured Debt) or to repay unsecured Senior Debt that has provisions requiring the Company to make an offer to purchase upon an Asset Sale; provided, however, that if the

Company repays such unsecured Senior Debt it must make a ratable offer to all Holders of Notes as provided in paragraph (c) below; (2) to acquire properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the Asset Sale; or (3) to acquire properties and assets that will be used in the businesses of the Company or its Subsidiaries existing on the Issue Date or in businesses reasonably related or complementary thereto. The amount of such Net Cash Proceeds not applied or invested as set forth in this paragraph shall constitute “Excess Proceeds.”
     (c) When the aggregate amount of Excess Proceeds exceeds $15,000,000, the Company will apply the Excess Proceeds to the repayment of the Notes and any other unsecured Senior Debt outstanding with provisions requiring the Company to make an offer to purchase or to purchase or redeem such unsecured Senior Debt with the proceeds from any Asset Sale as follows: (A) the Company will make an offer to purchase (an “Offer”) from all Holders of the Notes in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the “Notes Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such unsecured Senior Debt outstanding with provisions requiring the Company to make an offer to purchase or to purchase or redeem such unsecured Senior Debt with the proceeds from any Asset Sale (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Notes tendered), and (B) to the extent required by such unsecured Senior Debt outstanding with provisions requiring the Company to make an offer to purchase or to purchase or redeem such unsecured Senior Debt with the proceeds from any Asset Sale to permanently reduce the principal amount of such unsecured Senior Debt, the Company will make an offer to purchase or otherwise repurchase or redeem unsecured Senior Debt (a “Senior Debt Offer”) in an amount (the “Senior Debt Amount”) equal to the excess of the Excess Proceeds over the Notes Amount; provided that in no event will the Company be required to make a Senior Debt Offer in a Senior Debt Amount exceeding the principal amount of such unsecured Senior Debt plus the amount of any premium required to be paid to repurchase such unsecured Senior Debt. The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the “Offer Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Notes Amount relating thereto or the aggregate amount of unsecured Senior Debt that is purchased in a Senior Debt Offer is less than the Senior Debt Amount, the Company may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such unsecured Senior Debt surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the Notes tendered pursuant to an Offer and the completion of Senior Debt Offer, the amount of Excess Proceeds, if any, shall be reset at zero.
     (d) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Notes and the unsecured Senior Debt that has provisions requiring the Company to make an offer to purchase upon an Asset Sale shall be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of such Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.
     (e) The Company will comply with the applicable tender offer rules, including Rule 14e-l under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.
     Section 10.13 Purchase of Notes upon a Change of Control.
     (a) If a Change of Control shall occur at any time, then each Holder shall have the right to require that the Company purchase such Holder’s Notes in whole or in part in integral multiples of $1,000 at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described below in this Section 10.13 (the “Change of Control Offer”) and in accordance with the other procedures set forth in subsections (b), (c), (d) and (e) of this Section 10.13.
     (b) Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice (a “Change of Control Purchase Notice”) of such Change of Control to each Holder by first-class mail, postage prepaid, at his address appearing in the Note Register, stating among other things:
     (1) that a Change of Control has occurred, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder’s Notes at the Change of Control Purchase Price;
     (2) the circumstances and relevant facts regarding such Change of Control (including but not limited to, if applicable, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);
     (3) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required to be prepared by the Company pursuant to Section 7.4), (ii) a description of material developments, if any, in the Company’s business subsequent to the date of the latest of such reports and (iii) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Change of Control Offer;
     (4) that the Change of Control Offer is being made pursuant to this Section 10.13 and that all Notes properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

     (5) the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;
     (6) the Change of Control Purchase Price;
     (7) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 10.2;
     (8) that Notes must be surrendered not later than one Business Day prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 10.2 to collect payment;
     (9) that the Change of Control Purchase Price for any Note which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Offer Purchase Date;
     (10) the procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance;
     (11) that any Note not tendered will continue to accrue interest; and
     (12) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.
     (c) Upon receipt by the Company of the proper tender of Notes, the Holder of the Note in respect of which such proper tender was made shall (unless the tender of such Note is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Note. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.9. Holders electing to have Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the Change of Control Purchase Notice at least one Business Day prior to the Change of Control Purchase Date. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Note Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorneys duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

     (d) The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 10:00 a.m. (New York time) on the Change of Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Change of Control Purchase Date) sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which are to be purchased as of the Change of Control Purchase Date and (iii) not later than 10:00 a.m. (New York time) on the Change of Control Purchase Date, deliver to the Paying Agent an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price of the Notes purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 10.13, the Company shall choose a Paying Agent which shall not be the Company.
     (e) A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Company receives, not later than one Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter, specifying, as applicable:
     (1) the name of the Holder;
     (2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted;
     (3) the principal amount of the Note (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;
     (4) a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased; and
     (5) the principal amount, if any, of such Note (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.
     (f) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the

Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.
     (g) The Company shall comply, to the extent applicable, with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.
     Section 10.14 Preferred Stock of Subsidiaries.
     The Company will not permit (a) any Subsidiary of the Company to issue any Preferred Stock, except for (i) Preferred Stock issued to the Company or a Wholly Owned Subsidiary and (ii) Preferred Stock issued by a Person prior to the time (A) such Person becomes a Subsidiary, (B) such Person merges with or into a Subsidiary or (C) a Subsidiary merges with or into such Person; provided that such Preferred Stock referred to in clause (ii) above was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C), or (b) any Person (other than the Company, or a Wholly Owned Subsidiary) to acquire Preferred Stock of any Subsidiary from the Company or any Subsidiary, except, in the case of clause (a) or (b), upon the acquisition of all the outstanding Preferred Stock of such Subsidiary in accordance with the terms hereof.
     Section 10.15 Dividend and Other Payment Restrictions Affecting Subsidiaries.
     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distribution on its Capital Stock, (ii) pay any Indebtedness owed to the Company or any other Subsidiary, (iii) make any Investment in the Company or any other Subsidiary or (iv) transfer any of its properties or assets to the Company or any other Subsidiary, except for: (a) any encumbrance or restriction pursuant to any agreement in effect on the Issue Date; (b) any encumbrance or restriction, with respect to a Subsidiary that is not a Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary; (c) customary non-assignment or subletting provisions of any lease, license or other contract; (d) any restriction entered into in the ordinary course of business contained in any lease of any Subsidiary or any security agreement or mortgage securing Indebtedness of any Subsidiary to the extent such restriction restricts the transfer of property subject to such security agreement, mortgage or lease; (e) any restriction contained in an agreement pursuant to which Permitted Subsidiary Indebtedness is incurred; and (f) any encumbrance or restriction existing under any agreement that amends, substitutes, restructures, supplements, extends, renews, refinances or replaces or otherwise modifies the agreements containing the encumbrances or restrictions in the foregoing clauses (a), (b), (c), (d) or (e), or in this clause (f); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so amended, substituted, restructured, supplemented, extended, renewed, refinanced, replaced or modified.

     Section 10.16 Unrestricted Subsidiaries.
     The Company will not make, and will not permit its Subsidiaries to make, an Investment in Unrestricted Subsidiaries unless, at the time thereof, (a) the aggregate amount of such Investments would not exceed the amount of Restricted Payments then permitted to be made pursuant to the provisions of Section 10.9 or (b) such Investment is a Permitted Investment. Except for Permitted Investments, any Investment in Unrestricted Subsidiaries permitted to be made pursuant to this covenant (i) must be permitted to be made pursuant to the provisions of Section 10.9 and will be treated as a Restricted Payment in calculating the amount of Restricted Payments made by the Company, and (ii) may be made in cash or property.
     Section 10.17 Additional Subsidiary Guarantees.
     If the Company or any Subsidiary transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Domestic Subsidiary that is not a Guarantor having total assets (after giving effect to such transfer) with a book value in excess of $500,000, or if the Company or any of its Subsidiaries shall organize, acquire or otherwise invest in another Domestic Subsidiary having total assets with a book value in excess of $500,000, then such Domestic Subsidiary shall:
1.	execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture; and

2.	deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary.
Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture; provided, however, that (i) if such Subsidiary is a Non-Guarantor Subsidiary, it shall not be required to be a Guarantor hereunder and (ii) to the extent that a Subsidiary is subject to any instrument governing Acquired Debt, as in effect at the time of acquisition thereof, that prohibits such Subsidiary from issuing a Guarantee, such Subsidiary shall not be required to execute such a supplemental indenture until it is permitted to issue such Guarantee pursuant to the terms of such Acquired Debt; provided, further, however, that notwithstanding the above proviso, if any such Subsidiary, other than a Non-Guarantor Subsidiary, incurs Indebtedness under or guarantees the Credit Agreement, then such Subsidiary or Non-Guarantor Subsidiary will guarantee the Notes as well.
     Section 10.18 Statement by Officers as to Default.
     (a) The Company will deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by two executive officers of the Company, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, as to compliance herewith, including whether or not, after a review of the activities of the Company during such year and of the Company’s performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Company has fulfilled all of its respective obligations and is in compliance with all conditions and covenants under this Indenture throughout such year and, if there has been a Default specifying each Default and the nature and status thereof and any actions being taken by the Company with respect thereto.
     (b) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default the Company shall deliver to the Trustee by registered or certified mail or facsimile transmission followed by hard copy of an Officers’ Certificate specifying such Default, Event of Default, notice or other action, the status thereof and what actions the Company is taking or proposes to take with respect thereto, within ten Business Days of becoming aware of its occurrence.
     Section 10.19 Waiver of Certain Covenants.
     The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 7.4, Sections 10.6 through 10.11 and Sections 10.14 through 10.20, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or provision, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.
     Section 10.20 Perfection of Security Interests.
     Subject to the Intercreditor Agreement, the Company shall preserve the Liens granted under the Security Documents and the Intercreditor Agreement and, subject to the provisions of the Security Documents, shall undertake all actions which are required by applicable law in the reasonable judgment of the Trustee or the Collateral Agent to (a) maintain the Liens of the Collateral Agent in the Collateral in full force and effect at all times (including the priority thereof), and (b) preserve and protect the Collateral and protect and enforce the Company’s rights and title and the rights of the Collateral Agent to the Collateral, including, without limitation, the making or delivery of all filings and recordations, the payment of fees and other charges and the issuance of supplemental documentation for such purposes.
     Section 10.21 Consummation of Plan of Reorganization.
     No provision of this Indenture shall prevent the Company and its Subsidiaries from consummating the Plan and the transactions contemplated thereby.

ARTICLE XI
REDEMPTION OF NOTES
     Section 11.1 Rights of Redemption.
     The Notes are subject to redemption at any time, at the option of the Company, in whole or in part, subject to the conditions, and at the Redemption Prices, specified in the form of Note, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates and Special Record Dates to receive interest due on relevant Interest Payment Dates and Special Payment Dates).
     Section 11.2 Applicability of Article.
     Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article XI.
     Section 11.3 Election to Redeem; Notice to Trustee.
     The election of the Company to redeem any Notes pursuant to Section 11.1 shall be evidenced by a Company Order and an Officers’ Certificate. In case of any redemption at the election of the Company, the Company shall, not less than 45 nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed.
     Section 11.4 Selection by Trustee of Notes to Be Redeemed.
     If less than all the Notes are to be redeemed, the particular Notes or portions thereof to be redeemed shall be selected not more than 45 days prior to the Redemption Date. The Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable. The amounts to be redeemed shall be equal to $1,000 or any integral multiple thereof.
     If requested by the Company, the Trustee shall promptly notify the Company and the Note Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

     Section 11.5 Notice of Redemption.
     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at its address appearing in the Note Register.
     (a) All notices of redemption shall state:
     (b) the Redemption Date;
     (c) the Redemption Price;
     (d) if less than all Outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed;
     (e) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed and that after the Redemption Date upon surrender of such Note, new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued;
     (f) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
     (g) that on the Redemption Date the Redemption Price will become due and payable upon each such Note or portion thereof to be redeemed, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;
     (h) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 10.2 where such Notes are to be surrendered for payment of the Redemption Price;
     (i) the CUSIP number, if any, relating to such Notes; and
     (j) the procedures that a Holder must follow to surrender the Notes to be redeemed.
     Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company. If the Company elects to give notice of redemption, it shall provide the Trustee with a certificate stating that such notice has been given in compliance with the requirements of this Section 11.5.
     The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

     Section 11.6 Deposit of Redemption Price.
     On or prior to 10:00 a.m., New York time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or any of its Affiliates is acting as Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or Special Payment Date) accrued interest on, all the Notes or portions thereof which are to be redeemed on that date. The Paying Agent shall promptly mail or deliver to Holders of Notes so redeemed payment in an amount equal to the Redemption Price of the Notes purchased from each such Holder. All money, if any, earned on funds held in trust by the Trustee or any Paying Agent shall be remitted to the Company. For purposes of this Section 11.6, the Company shall choose a Paying Agent which shall not be the Company.
     Section 11.7 Notes Payable on Redemption Date.
     Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Holders will be required to surrender the Notes to be redeemed to the Paying Agent at the address specified in the notice of redemption at least one Business Day prior to the Redemption Date. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates and Special Record Dates according to the terms and the provisions of Section 3.9.
     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Note.
     Section 11.8 Notes Redeemed or Purchased in Part.
     Any Note which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 10.2 (with, if the Company, the Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Note Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note so surrendered that is not redeemed or purchased.

ARTICLE XII
SATISFACTION AND DISCHARGE
     Section 12.1 Satisfaction and Discharge of Indenture.
     This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes as expressly provided for herein) as to all Outstanding Notes hereunder, and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
     (a) either
     (1) all the Notes theretofore authenticated and delivered (other than (i) lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 3.8 or (ii) all Notes for whose payment United States dollars have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 10.3) have been delivered to the Trustee for cancellation; or
     (2) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, and accrued interest on, such Notes at such Maturity, Stated Maturity or Redemption Date;
     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Independent Counsel, in form and substance reasonably satisfactory to the Trustee, each stating that (i) all conditions precedent herein relating to the satisfaction and discharge hereof have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound.
     Notwithstanding the satisfaction and discharge hereof, the obligations of the Company to the Trustee under Section 6.6 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (2) of subsection (a) of this Section 12.1, the obligations of the Trustee under Section 12.2 and the last paragraph of Section 10.3 shall survive.

     Section 12.2 Application of Trust Money.
     Subject to the provisions of the last paragraph of Section 10.3, all United States dollars deposited with the Trustee pursuant to Section 12.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on, the Notes for whose payment such United States dollars have been deposited with the Trustee.
ARTICLE XIII
GUARANTEE
     Section 13.1 Unconditional Guarantee.
     Each Guarantor hereby unconditionally guarantees (such guarantee to be referred herein as a “Guarantee”), on a senior unsecured basis jointly and severally, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 13.3. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, and action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V for purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article V, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for purposes of this Guarantee.
     Section 13.2 Severability.
     In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 13.3 Limitation of Guarantor’s Liability.
     Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee shall not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities (including all of its obligations under or with respect to the Credit Agreement and all Interest Rate Agreements) of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 13.5, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.
     Section 13.4 Release of Guarantor.
     (a) The Guarantee of a Guarantor will be automatically and unconditionally released without any action on the part of the Trustee or the Holders of the Notes: (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including, without limitation, by way of merger or consolidation), if the Company applies the Net Cash Proceeds of that sale or other disposition in accordance with the applicable provisions of this Indenture; (2) in connection with any sale of all of the Capital Stock of that Guarantor, if the Company applies the Net Cash Proceeds of that sale in accordance with the applicable provisions of this Indenture; (3) if the Company designates that Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or (4) upon the payment in full of the Notes.
     In addition, concurrently with any defeasance or covenant defeasance pursuant to Article IV, the Guarantors shall be released from all of their obligations under their respective applicable Guarantees.
     (b) The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate and Opinion of Counsel certifying as to the compliance with this Section 13.4.

     Section 13.5 Contribution.
     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Guarantor’s obligations with respect to its Guarantee. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.
     Section 13.6 Waiver of Subrogation.
     Until all obligations under the Guarantees are paid in full, each Guarantor hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 13.6 is knowingly made in contemplation of such benefits.
     Section 13.7 Execution of Guarantee
     To evidence their guarantee to the Holders set forth in this Article XIII, the Guarantors hereby agree to execute the Guarantee in substantially the form set forth in Section 2.4, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in this Article XIII shall remain in full force and effect notwithstanding the failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by one of its duly authorized officers prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.
     Section 13.8 Waiver of Stay, Extension or Usury Laws.
     Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any state or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefits or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE XIV
SECURITY ARRANGEMENTS
     Section 14.1 Collateral and Security Documents.
     (a) To secure the due and punctual payment of principal of and interest on the Notes by the Company when and as the same shall be due and payable (whether on an Interest Payment Date, at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer or an Offer, with respect to an Asset Sale or otherwise) and interest on the overdue principal of, and interest (to the extent permitted by law) on, the Notes and performance of all other obligations of the Company and the Guarantors to the Holders of the Notes, the Trustee or the Collateral Agent under this Indenture, the Notes, the Guarantees, and the Security Documents, according to the terms hereunder or thereunder, each of the Company and the Guarantors will enter into the Security Documents, to create the security interests with respect to the Collateral (except to the extent that granting such Liens is precluded by the provisions or the documents evidencing Senior Secured Debt). The Trustee, the Collateral Agent, the Guarantors and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral in Trust for the benefit of the Holders of the Note and the Trustee pursuant to the terms of the Security Documents.
     (b) Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof, and authorizes and directs the Trustee, in its capacity as Collateral Agent, to perform its obligations and exercise its rights under the Security Documents in accordance therewith; provided, however, that if any provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA will control.
     (c) As more fully set forth in, and subject to the provisions of, the Security Documents, the Holders, and the Trustee and the Collateral Agent on behalf of such Holders, will have rights in and to the Collateral that are subject to the rights that have been or may be created in favor of the holders of other indebtedness and obligations of the Company.
     (d) As among the Holders, the Collateral shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other.
     (e) With respect to the Trustee acting as Collateral Agent, the Trustee (i) shall not be deemed to have breached its fiduciary duty as Trustee to the Holders as a result of the performance of its duties as Collateral Agent to the extent it acts in compliance with the Security Documents and the Intercreditor Agreement and (ii) shall not be liable to the Holders for any such action or inaction. The rights and interests created under this Indenture shall be subject to the terms of the Security Documents. and the Intercreditor Agreement.
     (f) The Company and each Guarantor will do or cause to be done all such acts and things as may be required by the provisions of the Security Documents to which it is a party, to assure and confirm to the Trustee, in its capacity as Collateral Agent, the Liens on the Collateral contemplated by the Security Documents to which it is a party, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and each Subsidiary Guarantee secured thereby, as applicable, according to the intent and purposes herein and therein expressed. The Company will take all actions required pursuant to the Security Documents to be valid, enforceable and perfected (except as expressly provided therein) Liens in and on all the Collateral in favor of the Collateral Agent for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Notes. Each Guarantor will take any and all actions required pursuant to the Security Documents to cause the Liens created pursuant to the Security Documents to which it is a party to create and maintain for its obligations under each Guarantee and the Security Document related thereto, valid and enforceable, perfected (except as expressly provided therein), Liens in favor of the Collateral Agent for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Notes.
     Section 14.2 Release of Collateral.
     Collateral may be released from the Liens created by the Security Documents at any time or from time to time, and the Security Documents may be terminated, in accordance with the provisions of the Security Documents, the Intercreditor Agreement or in accordance with this Indenture. Upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder have been met, the Company and the Guarantors will be entitled to a release of assets included in the Collateral from the Liens securing the Notes, and the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent) shall release the same from such Liens at the Company’s sole cost and expense, under one or more of the following circumstances:
     (1) if all other Liens on such property or assets securing First Priority Lien Obligations (including all commitments and letters of credit thereunder) are released; provided, however, that if the Company or any Guarantor subsequently incurs First Priority Lien Obligations that are secured by liens on property or assets of the Company or any Guarantor of the type constituting the Collateral and the related Liens are incurred in reliance on clause (xviii) of the definition of Permitted Liens, then the Company and its Subsidiaries will be required to reinstitute the security arrangement with respect to the Collateral in favor of the Notes, which, in the case of any such subsequent First Priority Lien Obligations, will be second priority Liens on the Collateral securing such First Priority Lien Obligations to the same extent provided by the Security Documents and on the terms and conditions of the security documents relating to such First Priority Lien Obligations, with the second priority Lien held either by the administrative agent, collateral agent or other representative for such First Priority Lien Obligations or by a collateral agent or other representative designated by the Company to hold the second priority Liens for the benefit of the Holders of the Notes and the Trustee and subject to an intercreditor agreement that provides the administrative agent or collateral agent substantially the same rights and powers as afforded under the Intercreditor Agreement;
     (2) to enable the Company or any Restricted Subsidiary to sell, exchange or otherwise dispose of any of the Collateral as permitted under Section 10.12;
     (3) in the case of a Guarantor that is released from its Guarantee with respect to the Notes, the release of the property and assets of such Guarantor;
     (4) if the Notes have been defeased pursuant to Section 4.2;
     (5) pursuant to an amendment or waiver in accordance with Article IX of this Indenture.
     Notwithstanding the foregoing, if an Event of Default under this Indenture exists on the date on which the First Priority Lien Obligations are repaid in full and terminated (including all commitments and letters of credit thereunder), the second priority Liens on the Collateral securing the Notes will not be released, except to the extent the Collateral or any portion thereof was disposed of in order to repay the First Priority Lien Obligations secured by the Collateral, and thereafter the Trustee (acting at the direction of the holders of a majority of outstanding principal amount of the Notes) will have the right to direct the Intercreditor Agent to foreclose upon the Collateral (but in such event, the Liens on the Collateral securing the Notes will be released when such Event of Default and all other Events of Default under the Indenture cease to exist).
     Upon the request of the Company pursuant to an Officers’ Certificate and receipt of an Opinion of Counsel certifying that any sale, conveyance or disposal of any Collateral has been effected in compliance with the provisions of this Indenture, the Trustee will release such Collateral. Upon receipt of such Officers’ Certificate and Opinion of Counsel, the Trustee will execute, deliver and acknowledge any necessary or proper instruments of termination or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, or the termination of the Security Documents, will not be deemed to impair the Liens on the Collateral in contravention of the provisions hereof if and to the extent that the Liens on Collateral are released, or the Security Documents are terminated, pursuant to this Indenture, the Intercreditor Agreement or the applicable Security Documents. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien in accordance with the terms of the Security Documents will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture. To the extent applicable, the Company and each obligor on the Notes shall cause § 314(d) of the TIA relating to the release of property or securities from the Lien hereof and of the Security Documents to be complied with. Any certificate or opinion required by § 314(d) of the TIA may be made by an officer of the Company, except in cases which § 314(d) of the TIA requires that such certificate or opinion be made by an independent person. In releasing any Collateral pursuant to the terms of the Indenture, including the provisions of Section 10.02, or any Security Documents, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officers’ Certificate certifying that such release is authorized or permitted by this Indenture and the Security Documents and the Intercreditor Agreement and that all conditions precedent, if any, to such release have been satisfied.
     Section 14.3 Opinions as to Recording.
     (a) Each of the Company and the Guarantors represent that it has caused or will promptly cause to be executed and delivered, filed and recorded and covenants that it will promptly cause to be executed and delivered and filed and recorded, all instruments and documents, and represents that it has done and will do or will cause to be done all such acts and other things, at the Company’s or the Guarantors’ expense, as applicable, as are necessary to subject the applicable Collateral to valid Liens and to perfect those Liens to the extent contemplated by the Security Documents.
     (b) The Company and the Guarantors shall furnish to the Trustee and the Collateral Agent promptly after the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments or otherwise necessary to make effective the Liens intended to be created by the Security Documents and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective. Such Opinion of Counsel may contain such qualifications, assumptions and limitations as are customary for such opinions.
     (c) The Company and the Subsidiary Guarantors shall furnish to the Trustee and the Collateral Agent within three months after each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, filing, re-recording, and refiling of the Indenture and related financing statements, continuation statements and other instruments and documents as is necessary to maintain the effectiveness of the Liens intended to be created by the Security

Documents and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain the effectiveness of such Liens. Such Opinion of Counsel may contain such qualifications, assumptions and limitations as are customary for such opinions.
     (d) The Company and the Subsidiary Guarantors shall otherwise comply with the provisions of § 314(b) and, as applicable §§ 314(c), (d) and (e) of the TIA.
     Section 14.4 Further Assurances and Security.
     (a) The Company and the Guarantors will execute, acknowledge and deliver to the Trustee, at the Company’s and/or such Guarantor’s expense, at any time and from time to time such further assignments, transfers, assurances or other instruments as may be reasonably required by the Trustee, to assure and confirm to the Trustee, in its capacity as Collateral Agent, the Liens in the Collateral contemplated hereby and by the Security Documents, all to the extent contemplated by the Security Documents.
     Section 14.5 Authorization of Actions to be Taken by Collateral Agent Under the Security Documents.
     Subject to the terms of the Intercreditor Agreement, the Trustee, in its capacity as Collateral Agent, may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the Company and the Guarantors hereunder. The Trustee, in its capacity as Collateral Agent, shall have the power to institute and to maintain such suits and proceedings as such Person may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents of this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other government enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).
     Section 14.6 Authorization of Receipt of Funds by the Trustee under the Security Documents.
     The Trustee, in its capacity as Collateral Agent, is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

     Section 14.7 Covenants of Collateral Agent with Respect to the Credit Agreement.
     The Trustee, in its capacity as Collateral Agent, and any successor Collateral Agent, hereby agrees that it shall, upon the written request of the Company:
     (1) enter into the Intercreditor Agreement with regard to the Credit Agreement to effectuate the priority of the Liens granted under the Credit Agreement over the Liens of the Collateral Agent with respect to the Collateral to the extent contemplated herein; and
     (2) release its Lien with respect to Collateral to the extent required under the Intercreditor Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

BALLY TOTAL FITNESS HOLDING CORPORATION
By:
Name:
Title:

THE GUARANTORS Each Guarantor Listed on Schedule A Attached Hereto
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

APPENDIX I
FORM OF TRANSFEREE CERTIFICATE
     I or we assign and transfer this Note to:
     Please insert social security or other identifying number of assignee Print or type name, address and zip code of assignee and irrevocably appoint [Agent], to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:	Signed:
     (Sign exactly as name appears on the other side of this Note)
     [Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Notes Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Notes Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.]

I-1